UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Career Education Corporation

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CAREER EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2008

NOTICE AND PROXY STATEMENT

April 4, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Career Education Corporation (“CEC”) to be held at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, on May 13, 2008, at 9:00 a.m., Central Daylight Time. The formal notice of the Annual Meeting appears on the following page.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. During the Annual Meeting, stockholders will view a presentation by CEC’s management and have the opportunity to ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on May 13, 2008, and urge you to return your proxy card as soon as possible.

Sincerely,

GARY E. MCCULLOUGH
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2008

To the Stockholders of

Career Education Corporation:

The Annual Meeting of Stockholders of Career Education Corporation (“CEC”) will be held at 9:00 a.m., Central Daylight Time, on Tuesday, May 13, 2008, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, for the following purposes:

(1)	To elect eight directors to CEC’s Board of Directors;

(2)	To consider and approve the Career Education Corporation 2008 Incentive Compensation Plan;

(3)	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of CEC’s financial statements for the year ending December 31, 2008; and

(4)	To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 17, 2008, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Please contact Georgeson, Inc., CEC’s proxy solicitation firm, toll-free at (888) 206-5970 if you have any questions regarding voting or to request another copy of CEC’s Annual Report to Stockholders, Annual Report on Form 10-K, Proxy Statement or proxy card.

By order of the Board of Directors,

Jeffrey D. Ayers

Corporate Secretary

Hoffman Estates, Illinois

April 4, 2008

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Career Education Corporation

2895 Greenspoint Parkway

Suite 600

Hoffman Estates, Illinois 60169

(847) 781-3600

PROXY STATEMENT

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Career Education Corporation, a Delaware corporation (“CEC,” the “Company,” “we,” “us” or “our”), of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our 2008 Annual Meeting of Stockholders on May 13, 2008, beginning at 9:00 a.m., Central Daylight Time. The Annual Meeting will be held at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois.

This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy are being mailed to stockholders starting on or about April 4, 2008.

Who is entitled to vote at the Annual Meeting?

Holders of CEC common stock as of the close of business on March 17, 2008 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. As of the Record Date, CEC had outstanding 89,480,978 shares of Common Stock, par value $0.01 per share (the “Common Stock”). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be admitted to the meeting beginning at 9:00 a.m., Central Daylight Time. Seating will be limited.

What do I need to present for admission to the Annual Meeting?

You will need to present proof of your ownership of Common Stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting. In addition, all electronic devices will need to be turned off during the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with CEC’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, a “stockholder of record.” The Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy have been sent directly to you by CEC.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

What constitutes a quorum?

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy and in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present.

What are the Board of Directors’ recommendations with respect to each proposal?

The Board of Directors recommends that you:

•	vote FOR all of the Board of Directors’ nominees for election as directors;

•	vote FOR the approval of the Career Education Corporation 2008 Incentive Compensation Plan; and

•	vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of CEC’s financial statements for the year ending December 31, 2008.

What vote is required to approve each proposal?

•

Election of Directors.    The Fourth Amended and Restated By-laws of the Company provide that the required vote for the election of directors at the Annual Meeting will be a majority of votes cast. Accordingly, a nominee for director will be elected to the Board of Directors if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee. However, if the number of director nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. Consequently, in order to address the “hold over” issue, the Company’s Fourth Amended and Restated By-laws require that if a nominee who already serves as a director is not re-elected, and no successor is elected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. If the failure of a nominee to be elected at the Annual Meeting results in a vacancy on the Board, that vacancy may be filled by action of the Board.

Each stockholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

•

Approval of the Career Education Corporation 2008 Incentive Compensation Plan.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Career Education Corporation 2008 Incentive Compensation Plan.

•

Ratification of Auditors.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of CEC’s financial statements for the year ending December 31, 2008.

How do I vote?

You may vote using any of the following methods:

By Mail

Complete, sign and date the proxy card and return it in the enclosed postage paid envelope. Each executed and returned proxy card or voting instruction card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

If you are a stockholder of record, and you did not receive a postage paid envelope, please mail your completed proxy card to Career Education Corporation, c/o Georgeson, Inc., 17 State Street, 10th Floor, New York, NY 10004.

In person at the Annual Meeting

If you attend the Annual Meeting, you may deliver your completed proxy card in person, or you may vote in person. If you hold your shares in a stock brokerage account or by a bank or other holder of record, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your bank, broker or other nominee and present it at the Annual Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

Please contact our proxy solicitation firm, Georgeson, Inc., toll-free at (888) 206-5970 if you have any questions regarding voting or to request another copy of this Proxy Statement or the proxy card.

Who are the persons selected by CEC’s Board of Directors to serve as proxies?

Jeffery D. Ayers and Gail B. Rago, the persons named as proxies on the PROXY CARD or voting instruction card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Ayers is the Senior Vice President, General Counsel and Corporate Secretary of the Company, and Ms. Rago is the Vice President, Associate General Counsel - Corporate and Assistant Corporate Secretary of the Company.

Who will count the vote?

At the Annual Meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed by CEC for the meeting.

Will abstentions and broker non-votes affect the voting results?

The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares not present at the Annual Meeting and abstentions have no effect on the election of directors as directors receiving a majority of votes cast will be elected (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). For the proposal to approve the Career Education Corporation 2008 Incentive Compensation Plan and the proposal to ratify the appointment of Ernst & Young LLP as CEC’s independent auditors, abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” those proposals.

Broker non-votes are proxies received by CEC from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Pursuant to the rules of the New York Stock Exchange, brokers do not have discretionary authority to vote shares held in “street name” on non-routine matters without your instructions. The approval of the Career Education Corporation 2008 Incentive Compensation Plan is considered a non-routine matter. As a result, brokers who do not receive instructions from their customers will not be entitled to vote on the proposal to approve the plan, and such broker non-votes will have no effect on the voting on this proposal. Broker non-votes also will have no effect on the election of directors or the proposal to ratify the appointment of Ernst & Young LLP. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions. Broker non-votes will, however, be included for purposes of determining whether a quorum is present at the Annual Meeting.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with CEC’s Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the Annual Meeting, your proxy will be revoked. However, attendance at the Annual Meeting will not by itself revoke a previously granted proxy. For shares held in “street name,” you may revoke your previously-granted proxy by submitting new voting instructions to your bank, broker or other nominee or contacting the person responsible for your account and instructing that person to execute on your behalf the PROXY CARD as soon as possible.

Could other matters be decided at the Annual Meeting?

Yes. At the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 3, 2008, and continuing through the date of the Annual Meeting, at the principal offices of CEC, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169.

What is “householding” and how does it affect me?

In accordance with notices sent to beneficial stockholders sharing a single address, we are sending only one Annual Report to Stockholders and Proxy Statement to that address unless we received contrary instructions from any beneficial stockholder at that address. This “householding” practice reduces our printing and postage costs. However, if a beneficial stockholder at such an address wishes to receive a separate Annual Report to Stockholders or Proxy Statement this year or in the future, he or she may contact us at (847) 585-3899 or may write to us at Investor Relations, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement, Form 10-K and Annual Report to Stockholders on the Internet?

CEC’s Annual Report to Stockholders for the year ended December 31, 2007, containing financial and other information pertaining to CEC, is being furnished to stockholders with this Proxy Statement. The Notice of Annual Meeting of Stockholders, Proxy Statement, Form 10-K and Annual Report to Stockholders are also available on the Company’s website at www.careered.com under the caption “Investor Relations”.

PROPOSAL 1

ELECTION OF DIRECTORS

CEC’s Board of Directors consists of nine directors. Article V of CEC’s Certificate of Incorporation was amended and restated in May 2006 to provide, among other things, that those directors previously elected for three-year terms of office by CEC’s stockholders will complete their three-year terms and will be eligible for re-election to one-year terms at each annual meeting of stockholders thereafter. Beginning with the 2008 Annual Meeting of Stockholders, the declassification of the Board of Directors will be complete, and all directors hereafter will be subject to annual election to one-year terms. Robert E. Dowdell has notified CEC that he will not stand for re-election at the Annual Meeting. If elected, the eight nominees for election as directors at the Annual Meeting will each serve for a one-year term expiring at CEC’s 2009 Annual Meeting of Stockholders. Each of the nominees is presently serving as a director of CEC. The Board of Directors recommends that the stockholders vote in favor of the election of all of the nominees named in this Proxy Statement to serve as directors of CEC. See “Nominees” below.

CEC’s Board of Directors has affirmatively determined, using Rule 4200(a)(15) of the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ (referred to herein as the “NASDAQ listing standards”) as a guide, that, with the exception of Mr. McCullough, each of the director nominees is an “independent director” because none of them has a relationship with CEC that would impair their independence.

If, at the time of the Annual Meeting, any of the Board of Director’s nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director if elected.

NOMINEES

The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Age	Position With Company	Served as Director Since
Dennis H. Chookaszian (1)(3)(4)	64	Director	2002
David W. Devonshire	62	Director	2008
Patrick W. Gross (1)(2)(4)	63	Director	2005
Thomas B. Lally (1)(2)(4)	64	Director	1998
Steven H. Lesnik (2)(3)	67	Chairman of the Board	2006
Gary E. McCullough	49	President, Chief Executive Officer and Director	2007
Edward A. Snyder	54	Director	2008
Leslie T. Thornton (3)(4)	49	Director	2005

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Compliance Committee.

(4)	Member of the Nominating and Governance Committee.

Dennis H. Chookaszian has been a Director of CEC since October 2002. Since January 1, 2007, Mr. Chookaszian has served as chairman of the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation (“CNA”). During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies, and in 1999 he became Chairman of the executive committee of CNA. Mr. Chookaszian retired from CNA in 2001. Mr. Chookaszian is a director of Chicago Mercantile Exchange Holdings Inc., a U.S. financial exchange; LoopNet, Inc., an information services provider to the commercial real estate industry; and Insweb Corporation, an on-line insurance provider. Mr. Chookaszian received certification as a public accountant in 1971.

David W. Devonshire has been a Director of CEC since March 2008. From March 2002 through his retirement in March 2007, Mr. Devonshire served as Executive Vice President and Chief Financial Officer of Motorola, Inc., a global provider of integrated communications and embedded electronic solutions. From December 1998 until joining Motorola, Mr. Devonshire was Executive Vice President and Chief Financial Officer of Ingersoll-Rand Company, a diversified industrial firm. From July 1993 until joining Ingersoll-Rand, he served as senior vice president and Chief Financial Officer of Owens Corning. Prior to joining Owens Corning, Mr. Devonshire served in financial positions with Baxter International Inc., The Mead Corporation and Honeywell International Inc. Mr. Devonshire serves on the Boards of Arbitron Inc., ArvinMeritor, Inc. and Roper Industries. Mr. Devonshire holds a Bachelor of Science degree in accounting from Widener University and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Management.

Patrick W. Gross has been a Director of CEC since December 2005. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since 2002. Mr. Gross is a founder of, and served as principal executive officer from 1970 to 2002 at, American Management Systems, Inc. (“AMS”), a computer applications software and systems integration firm. He became chairman of AMS’ executive committee in 1982. He has served as chairman of the board of several companies owned by private equity firms. In addition, he served as vice chairman of Youth for Understanding International Exchange and serves on the board of the All Kinds of Minds Institute, a non-profit organization assisting students who struggle with learning. Mr. Gross is a director of Capital One Financial Corporation, Liquidity Services, Inc., Taleo Corporation and Waste Management, Inc. He attended Cornell University and received a Bachelor in Engineering Science from Rensselaer Polytechnic Institute. Mr. Gross also earned a Master of Science in Engineering from the University of Michigan, and a Master of Business Administration from the Stanford Graduate School of Business.

Thomas B. Lally has been a Director of CEC since January 1998. Prior to his retirement in October 2001, Mr. Lally was the President of Heller Equity Capital Corporation (“HECC”) since August 1995, an Executive Vice President of Heller Financial, Inc. (“HFI”) and Chairman of HFI’s Executive Credit Committee since April 1995, with direct responsibility for the asset quality oversight of HFI’s portfolio of loan and equity investments. Mr. Lally joined HFI in 1974. Mr. Lally received a Bachelor of Business Administration degree from Pace University.

Steven H. Lesnik has been a Director of CEC since February 2006 and has served as Chairman of the Board since March 2008. Mr. Lesnik is Chairman of the Board of Directors of KemperSports Inc., an Illinois-based company that develops, owns, leases and manages golf facilities, athletic clubs and lodging venues nationwide, and is engaged in marketing communications. Mr. Lesnik co-founded KemperSports Inc. with James S. Kemper, Jr. in 1977, and served as its Chief Executive Officer from 1979 to March 2008. From 1968 to 1979, he held numerous positions at Kemper Insurance Companies, including vice president. Mr. Lesnik is actively committed to education, having served as Chairman of the Illinois Board of Higher Education, as a visiting lecturer at Northwestern University, and as a Director of the Illinois Math & Science Academy Foundation. Mr. Lesnik received a Bachelor of Arts degree from Brown University.

Gary E. McCullough has been a Director of CEC and has served as our President and Chief Executive Officer since March 2007. From December 2003 to March 2007, Mr. McCullough served as Senior Vice President of Abbott Laboratories and President of its Ross Products Division, a manufacturer of a variety of pediatric and adult nutritional products. From March 2000 until December 2003, Mr. McCullough served as Senior Vice President-Americas of Wm. Wrigley Jr. Company. Mr. McCullough is a director of The Sherwin Williams Company, a company engaged in the manufacture, distribution and sale of coatings and related products. Mr. McCullough holds a Bachelor of Science degree from Wright State University and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Management.

Edward A. Snyder has been a Director of CEC since March 2008. Mr. Snyder has served as Dean and George Pratt Shultz Professor of Economics at the University of Chicago Graduate School of Business since July 2001. Mr. Snyder oversees the school’s academic programs in Chicago, London, and Singapore. Mr. Snyder was Dean and Charles C. Abbott Professor of Business Administration at the Darden School at the University of Virginia from 1998 to 2001 and a Professor and Senior Associate Dean at the University of Michigan Business School from 1995 to 1998. From 1992 to 1995, Mr. Snyder was the Director at the Davidson Institute at the University of Michigan. Mr. Snyder’s research activities include insights into business practices, specifically distribution and contracting practices; antitrust economics and enforcement; public policy; industrial organization; law and economics; and financial institutions. Mr. Snyder serves on the Board of Directors of World Business Chicago. He earned a Bachelor of Arts from Colby College and a Masters in Public Policy and Ph.D. in Economics from the University of Chicago.

Leslie T. Thornton has been a Director of CEC since December 2005. Ms. Thornton has served as a partner with the law firm of Dickstein Shapiro, LLP in Washington D.C. since 2004, and as a partner with the law firm of Patton Boggs, LLP from 2000 to 2004. Beginning with the Presidential Transition of 1992 and until 2000, Ms. Thornton worked with U.S. Secretary of Education Richard W. Riley, first as Deputy Chief of Staff and Counselor, and then as Chief of Staff at the U.S. Department of Education (“DOE”). During her nearly eight years at the DOE, Ms. Thornton advised the Secretary on all DOE matters, served as the liaison between the Secretary and the White House on policy, political, ethics, personnel and other issues; supervised the higher education administrative appeals process for the Secretary; and helped implement President Clinton’s education initiatives. Ms. Thornton was selected by the White House in 1995 to serve on the President’s White House Budget Working Group, and was asked in 1996 to serve in a senior role in President Clinton’s presidential debate team. In addition to her work at the DOE, Ms. Thornton founded the Educational Equity Institute and Capitol Education Fund, organizations dedicated to improving educational access and opportunity. She holds a law degree from Georgetown University and a Bachelor of Arts degree from the University of Pennsylvania.

The Board of Directors recommends that stockholders vote FOR all of the Board of Directors’ nominees for election as directors.

DIRECTOR COMPENSATION

During 2007, each non-employee director of CEC (the “Outside Directors”) was paid an annual fee of $18,000 ($1,500 per month) for his or her services as a director, $1,000 for each Board of Directors meeting attended and $500 for each Board Committee meeting attended. Each Committee chairperson received an additional fee of $500 for each Committee meeting attended. In addition, each Outside Director was granted stock options to purchase 24,000 shares of Common Stock at the closing price of the Common Stock as quoted on NASDAQ (the “Closing Price”) on May 17, 2007, the date of last year’s annual stockholders meeting. We anticipate that each Outside Director will also be granted additional options to purchase shares of Common Stock on the date of each regular annual stockholders meeting thereafter if such director is elected at such meeting to serve as an Outside Director or continues to serve as an Outside Director. One-third of the options granted to Outside Directors vest on the grant date and on each of the first two anniversaries of the grant date. All options granted to Outside Directors are, once vested, exercisable for ten years. All Outside Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Committee meetings and associated with Board or Committee responsibilities. Each of these components is described in more detail below. The total compensation of our Outside Directors for the year ended December 31, 2007 is shown in the following table:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (8)	Total
Dennis H. Chookaszian (1)	$45,500	$399,184	$444,684
Robert E. Dowdell (2)	$19,258	$399,184	$418,442
Patrick W. Gross (3)	$57,000	$471,674	$528,674
Thomas B. Lally (4)	$48,500	$399,184	$447,684
Steven H. Lesnik (5)	$43,500	$451,558	$495,058
Keith K. Ogata (6)	$47,000	$399,184	$446,184
Leslie T. Thornton (7)	$43,000	$469,499	$512,499

(1)	Chairperson of the Audit Committee. As of December 31, 2007, Mr. Chookaszian held, in the aggregate, options to purchase 168,000 shares of Common Stock.

(2)	Former Chairman of the Board. As of December 31, 2007, Mr. Dowdell held, in the aggregate, options to purchase 192,000 shares of Common Stock.

(3)	Chairperson of the Compensation Committee. As of December 31, 2007, Mr. Gross held, in the aggregate, options to purchase 72,000 shares of Common Stock.

(4)	Chairperson of the Nominating and Governance Committee. As of December 31, 2007, Mr. Lally held, in the aggregate, options to purchase 192,000 shares of Common Stock.

(5)	Chairman of the Board. As of December 31, 2007, Mr. Lesnik held, in the aggregate, options to purchase 66,000 shares of Common Stock.

(6)	Mr. Ogata, who had served as Chairperson of the Audit Committee and as a Director since 2002, resigned as a Director effective December 3, 2007. As of December 3, 2007, the effective date of his resignation from the Board of Directors, Mr. Ogata held, in the aggregate, options to purchase 136,000 shares of Common Stock.

(7)	Chairperson of the Compliance Committee. As of December 31, 2007, Ms. Thornton held, in the aggregate, options to purchase 72,000 shares of Common Stock.

(8)	Included in the option award values are options to purchase 24,000 underlying shares of Common Stock granted on May 17, 2007, each of which had a grant date fair value of $17.69 and an exercise price of $33.96, the closing price of our Common Stock on the date of grant. Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment. See Note 16 of the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for information regarding the assumptions used in the valuation of our equity awards.

The amounts earned in 2007 by the Outside Directors for participation at meetings of the Board of Directors or Committees of the Board of Directors were attributable to the large number of Board and Board Committee meetings held during 2007 to address, among other things, the probationary status of American InterContinental University, the previously disclosed plans for strategic divestitures of selected schools and campuses, management changes and the reorganization of our management structure.

The Nominating and Governance Committee has the responsibility for recommending to the Board of Directors compensation and benefits for Outside Directors and for reviewing such compensation and benefits on a periodic basis.

Meetings—During the year ended December 31, 2007, the Board of Directors held eighteen (18) meetings. Executive sessions are held during at least four board meetings per year. Each director, other than Mr. Ogata, attended at least 75% of the aggregate number of Board of Directors meetings held during which time he or she served as a director and the total number of Committee meetings on which he or she served that were held during 2007. Mr. Ogata attended 71% of the Board meetings held in 2007 prior to his resignation from the Board of Directors on December 3, 2007. Directors are expected to attend the Annual Meeting, absent unusual circumstances. Each member of the Board of Directors who served as a director at the time of the 2007 Annual Meeting of Stockholders attended that meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee, a Compensation Committee, a Compliance Committee and a Nominating and Governance Committee, each comprised entirely of directors who are “independent” as that concept is defined in the NASDAQ listing standards. Each Committee has a written charter that is posted on the Company’s website, www.careered.com, under the caption “Investor Relations.” Each of Messrs. Chookaszian, Devonshire, Gross, Lally, Lesnik, Snyder and Ms. Thornton are independent under the NASDAQ listing standards.

Audit Committee—The Audit Committee generally has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors. The Audit Committee also has responsibility for the selection of the Company’s independent auditors, the review of the plan and scope of the annual audit, the review of CEC’s audit and control functions, the review and pre-approval of audit and permissible non-audit services, periodic reports to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Audit Committee is comprised solely of directors who meet all of the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the NASDAQ listing standards. The members of the Audit Committee are Messrs. Chookaszian (Chairperson), Gross and Lally. The Board of Directors has determined that each of Messrs. Chookaszian and Gross is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. During the year ended December 31, 2007, the Audit Committee held fourteen (14) meetings. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee—The Compensation Committee generally has responsibility for establishing CEC’s compensation strategy and policies and determining the nature and amount of all compensation for CEC’s executive officers. The Compensation Committee also has responsibility for recommending to CEC’s Board of Directors guidelines and standards relating to the determination of executive compensation and administering CEC’s stock incentive plans. The members of the Compensation Committee are Messrs. Gross (Chairperson), Lally and Lesnik. During the year ended December 31, 2007, the Compensation Committee held sixteen (16) meetings. See “Report of the Compensation Committee of the Board of Directors.”

Compliance Committee—The Compliance Committee generally has responsibility for oversight of CEC’s policies, programs and procedures to ensure compliance with applicable laws, regulations and CEC policies. The

Compliance Committee is also charged with advising CEC’s Board of Directors as to the status of CEC’s compliance program and ongoing developments relating to compliance matters. The members of the Compliance Committee are Ms. Thornton (Chairperson), Mr. Chookaszian and Mr. Lesnik. During the year ended December 31, 2007, the Compliance Committee held seven (7) meetings.

Nominating and Governance Committee—The Nominating and Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in the CEC’s Corporate Governance Guidelines to serve as members of the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of other Board committees. The Nominating and Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the Board, periodically, CEC’s corporate governance principles. The members of the Nominating and Governance Committee are Messrs. Lally (Chairperson), Chookaszian, Gross and Ms. Thornton. During the year ended December 31, 2007, the Nominating and Governance Committee held seventeen (17) meetings.

Corporate Governance Guidelines—In October 2004, the Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in fulfilling its responsibility to exercise its business judgment to act in what it believes to be the best interest of CEC’s stockholders. The Corporate Governance Guidelines, as amended, are posted on the Company’s website, www.careered.com, under the caption “Investor Relations”.

Code of Ethics and Code of Business Conduct and Ethics—In October 2003, the Board of Directors adopted a Code of Ethics that is specifically applicable to the Company’s executive officers and senior financial officers, including its principal executive officer, its principal financial officer, its principal accounting officer and its controller. The Code of Ethics is posted on the Company’s website, www.careered.com, under the caption “Investor Relations”. CEC has also adopted a revised Code of Business Conduct and Ethics in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the Company is subject. The revised Code of Business Conduct and Ethics is applicable to all of CEC’s employees, officers and directors, and is posted on the Company’s website, www.careered.com, under the caption “Investor Relations”.

Nominating Procedures—As described above, the Company has a standing Nominating and Governance Committee and its charter is posted on the Company’s website, www.careered.com, under the caption “Investor Relations”.

The Nominating and Governance Committee considers many factors when considering candidates for the Board and strives for the Board to be comprised of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Governance Committee.

In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee or stockholder-recommended nominee. However, the Nominating and Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for renomination, the Nominating and Governance Committee will also take into account the director’s tenure as a member of the Board of Directors, the director’s history of attendance at meetings of the Board of Directors or its committees and the director’s preparation for and participation in such meetings.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. Candidates are recommended to the Board of Directors by the Nominating and Governance Committee after consultation with the Chairman of the Board.

Stockholders who wish to suggest qualified director candidates should write to the Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company’s By-laws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Communications with the Board of Directors—Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to CEC Board of Directors, c/o The Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or its members. Please refer to CEC’s website, www.careered.com, for any changes in this process.

Transactions with Related Persons—The Audit Committee conducts appropriate reviews of all transactions with related persons for potential conflict of interest situations on an ongoing basis. All such transactions must be approved by the Audit Committee.

EXECUTIVE OFFICERS

Set forth below is a table identifying the executive officers of CEC who are not identified in the tables entitled “Election of Directors—Nominees.”

Name	Age	Position
Jeffrey D. Ayers	47	Senior Vice President, General Counsel and Corporate Secretary

Thomas G. Budlong	47	Senior Vice President, Organizational Effectiveness and Administration

Jason T. Friesen	40	Senior Vice President of Finance and Treasurer

Michael J. Graham	47	Executive Vice President and Chief Financial Officer

Donna L. Gray	58	Vice President of Academic Affairs

George K. Grayeb	44	Senior Vice President—Health Strategic Business Unit

Deborah L. Lenart	48	Senior Vice President—University Strategic Business Unit

Leonard A. Mariani	46	Senior Vice President, Marketing and Admissions

Colleen M. O’Sullivan	40	Vice President and Corporate Controller

Ty K. Roberts	43	Senior Vice President—Art & Design Strategic Business Unit

Paul R. Ryan	57	Senior Vice President—Culinary Strategic Business Unit

Todd H. Steele	45	Senior Vice President—International, Business Development & Planning

Jeffrey D. Ayers has served as Senior Vice President, General Counsel and Corporate Secretary since December 2007. From February 2005 until joining CEC, Mr. Ayers was the Senior Vice President, General Counsel and Corporate Secretary of NovaStar Financial. From April 2003 to January 2005, Mr. Ayers was Vice President and Associate General Counsel with General Electric’s insurance subsidiary, Employers Reinsurance Corporation. From 1999 to 2002, Mr. Ayers was Senior Vice President, General Counsel and Corporate Secretary of Aquila Merchant Services, Inc. in Kansas City. From 1996 to 1999, Mr. Ayers was a partner with Blackwell Sanders Peper Martin, LLP in Kansas City and managing partner of its London, England office. Mr. Ayers received a Bachelor of Science degree from Graceland University and a law degree and Master of Business Administration degree from the University of Iowa.

Thomas G. Budlong has served as Senior Vice President, Organizational Effectiveness and Administration since August 2007. From 1984 until joining CEC, Mr. Budlong served in a variety of positions with the Wm. Wrigley Jr. Company, most recently as Senior Human Resources Director of Global Commercial Operations and Corporate Groups and as a member of Wrigley’s Global Commercial Leadership Team and Human Resources Leadership Group. Prior to that, he served as the Senior Human Resources Director for Global Commercial Operations, Human Resources Director for the Americas, and Human Resources Director for Asia/Pacific. Mr. Budlong received a Bachelor of Science degree in Business Administration from Marquette University.

Jason T. Friesen has served as Senior Vice President of Finance and Treasurer since November 2007. From November 2003 until joining CEC, Mr. Friesen held a number of senior finance positions at Sears, Roebuck & Co. and Sears Holdings Corporation, most recently as the Vice President of Merchandise Finance—Hardlines. From March 2006 to August 2007, Mr. Friesen served as Vice President, Finance—Specialty Retail. From March 2005 to March 2006, Mr. Friesen was Vice President—Financial Planning and Analysis. From November 2003 through March 2005, Mr. Friesen served as Director of Finance, Corporate Finance and Planning. From 2002 to 2003, Mr. Friesen was a Senior Manager at Bearing Point, a consulting firm. From 1998 to 2002, Mr. Friesen was a Senior Manager at Arthur Andersen LLP. Mr. Friesen received a Bachelor of Science degree from Indiana University and a Master of Business Administration degree from the University of Chicago. Mr. Friesen is a certified public accountant.

Michael J. Graham has served as Executive Vice President and Chief Financial Officer since September 2007 and as Treasurer from September 2007 to November 2007. From July 2006 until joining CEC, Mr. Graham was the Chief Financial Officer of Terlato Wine Group. From May 2005 to July 2006, Mr. Graham was the Senior Vice President and Controller of RR Donnelley and Sons. From 2003 to May 2005, Mr. Graham was the Vice President and Controller of Sears, Roebuck & Co. and also served on the board of directors of Sears Roebuck Acceptance Corp., a wholly-owned subsidiary of Sears, Roebuck & Co. From 2000 to 2003 Mr. Graham served as Chief Financial Officer and Executive Vice President Corporate Development at Aegis Communications Group, Inc. Mr. Graham received a Bachelor of Science degree in Commerce from DePaul University and a Master of Business Administration from the University of Chicago. Mr. Graham is a certified public accountant.

Dr. Donna L. Gray has served as Vice President of Academic Affairs, Corporate, since March 2004. Prior to her current position, Dr. Gray held various positions at CEC, including Director of Accreditation and Degrees from 2001 to 2004, President of the International Academy of Design & Technology in Fairmont, West Virginia from 1999 to 2001, and Dean or Vice President of Education for several CEC schools from 1997 to 1998. Prior to joining CEC in 1996 as an instructor, Dr. Gray was a high school and college teacher and served in several administrative positions in both public and proprietary schools. Dr. Gray received a Bachelor of Science in Business Administration and a Master of Science in Education from Robert Morris College in Pittsburgh and a Doctor of Science in Information Technology Systems and Communications from Robert Morris University in Pittsburgh

George K. Grayeb has served as the Senior Vice President—Health Strategic Business Unit since March 2008. From September 2006 until March 2008, Mr. Grayeb served as the Vice President and Managing Director of the Health Division and from January 2005 to September 2006, as the Vice President and Managing Director of the Health East Division. From 2003 to 2004, Mr. Grayeb was the Vice President of Operations for Corinthian Colleges. From 2002 to 2003, Mr. Grayeb was President of Olympia Career Training Institute. Mr. Grayeb received a Bachelor of Arts degree from Anderson University and a Master of Arts degree from the University of Denver.

Deborah L. Lenart has served as the Senior Vice President—University Strategic Business Unit since March 2008. From 2006 until joining CEC, Ms. Lenart served as U.S. Segment Leader and Vice President for Global Communications, Media and Entertainment, at Electronic Data Systems Corporation, a global outsourcing and information technology provider. Ms. Lenart served as the Chief Executive Officer and President at Callipso Corporation from 2003 to 2005, inTouch Communications from 2001 to 2003 and Eziaz, Inc. from 1999 to 2001. From 1991 to 1999, Ms. Lenart served in a number of executive leadership positions with Ameritech Corporation, most recently as President of Ameritech Custom Business Services. She holds a Bachelor of Science degree from the University of Illinois and a Master of Business Administration from Loyola University in Chicago.

Leonard (Len) A. Mariani has served as Senior Vice President, Chief Marketing and Admissions Officer since October 2007. From December 2001 until joining CEC, Mr. Mariani was the Vice President—General Management, Marketing, Sales, Strategy and Business at AT&T Consumer Services, a subsidiary of AT&T. Prior to joining AT&T, Mr. Mariani held senior positions with the Bank of America, AIG, GE Capital and McKinsey & Company in general management, operations, marketing, business development and strategy. He began his career at General Electric where he held various positions in business marketing and sales management, sourcing and operations over a seven year period. Mr. Mariani holds a Bachelor of Science degree in Mechanical Engineering from the University of Pittsburgh and a Master of Business Administration from Harvard University.

Colleen M. O’Sullivan has served as Vice President and Corporate Controller since January 2008. From August 2007 until joining CEC, Ms. O’Sullivan was the Vice President—Finance of Hewitt Associates and from August 2005 to August 2007 was its Assistant Controller. From 2003 to July 2005, Ms. O’Sullivan held positions of increasing responsibility with Sears, Roebuck and Co., most recently as Assistant Controller. From 2001 to

2002, Ms. O’Sullivan was an audit partner with Arthur Andersen LLP. Ms. O’Sullivan received a Bachelor of Science degree from the University of Illinois and is a certified public accountant.

Ty K. Roberts has served as the Senior Vice President—Art & Design Strategic Business Unit since March 2008. From 2004 until joining CEC, Mr. Roberts served as the Chief Marketing Officer of Becker Professional Review, a professional services company owned by DeVry, Inc. Mr. Roberts was an independent consultant from 2002 to 2003, and was the Chief Executive Officer and co-founder of MetalMaker, Inc., a new venture from 1999 to 2001. During 1998, Mr. Roberts was the General Manager of Parson Group, LLC. Mr. Roberts holds a Bachelor of Science degree from Southern Methodist University and a Masters in Management from Northwestern University’s Kellogg Graduate School of Management.

Paul R. Ryan has served as the Senior Vice President—Culinary Strategic Business Unit since March 2008. Mr. Ryan served as President of the Culinary Division from October 2003 until March 2008 and as President of the Health Education Division from October 2004 until March 2008. Mr. Ryan served as President of the Academy Division between October 2003 and October 2005. He also served as Senior Vice President of Operations for the Colleges, Schools & Universities Group from May 2003 to January 2004. From October 2001 to April 2003, Mr. Ryan was the Vice President and Managing Director of the Culinary Division. From March 2000 to October 2001, Mr. Ryan was President of the California Culinary Academy. Before joining CEC in 2000, Mr. Ryan held various management positions with the Marriott Hotel Corporation and the Promus Hotel Corporation. Mr. Ryan received an Associate degree in Hotel Administration from Allegheny County College in Pittsburgh and also served in the United States Army.

Todd H. Steele has served as the Senior Vice President—International, Business Development & Planning since March 2008. Mr. Steele served as President of the International and Startup Divisions from October 2003 until March 2008 and as Executive Vice President of Strategic Planning and Development since January 2003. Mr. Steele previously served as Senior Vice President of Strategic Planning and Development of CEC between May 2001 and January 2003, Vice President of Strategic Planning and Development of CEC between November 1999 and May 2001, and Director of Strategic Planning and Development of CEC between March 1998 and November 1999. Mr. Steele served as a member of CEC’s Board of Directors from CEC’s inception in January 1994 until he joined CEC as a full-time employee in March 1998. From December 1996 until joining CEC, Mr. Steele served as a Vice President of Baker, Fentress & Co., an investment company, making equity investments in private companies. From May 1990 until November 1996, he served as a Vice President of HFI and HECC, also making equity investments in private companies. Mr. Steele received a Bachelor of Arts degree in Economics from Northwestern University and a Master of Business Administration in Finance from the University of Chicago.

The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors. Gary E. McCullough, who serves as CEC’s President and Chief Executive Officer, and Michael J. Graham, who serves as CEC’s Executive Vice President and Chief Financial Officer, were the only Named Officers (as defined below) with employment agreements with CEC during 2007 “Executive Compensation—Employment Arrangements.” There are no family relationships among any of the directors or officers of CEC.

Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires CEC’s executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of CEC’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, CEC believes that, during 2007 all Section 16 filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with by such persons, except for one late report filed by Mr. Lesnik on January 28, 2008, to report the purchase by Mr. Lesnik of 1,500 shares of Common Stock on March 23, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The primary objectives of the Compensation Committee with respect to executive compensation are (i) to attract, motivate and retain talented and dedicated executive officers, (ii) to tie annual and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, (iii) to compensate CEC’s executives at levels comparable to executives at similar companies, and (iv) to align the interests of executives with the long-term interests of our stockholders through award opportunities that will result in the ownership of CEC’s Common Stock. To achieve these objectives, the Compensation Committee has designed and implemented an executive compensation program consisting of a mix of base salary, cash bonus awards and long-term incentive compensation.

CEC’s compensation program for its executive officers and key employees is administered under the direction of the Compensation Committee and is reviewed by the Compensation Committee on an annual basis to ensure that remuneration levels and benefits are competitive and meet the objectives set forth above. The Compensation Committee utilizes information provided by its independent compensation consultants and CEC’s internal compensation management personnel, as well as publicly-available information and compensation surveys, to make informed decisions regarding our pay and benefit practices. All compensation-related decisions regarding CEC’s President and Chief Executive Officer are made in consultation with a third party compensation consulting firm.

History

In late 2006, the Compensation Committee retained Frederic W. Cook & Co., Inc., a compensation consulting firm (“Cook”), to evaluate CEC’s compensation practices. The Compensation Committee and Cook developed a competitive peer group consisting of companies with revenue, growth, profitability and long-term stockholder return characteristics similar to CEC’s. The peer group selected includes the following companies: Ameriprise Financial, Apollo Group, Bally Total Fitness Holding, Bright Horizons Family Solutions, Cheesecake Factory, Corinthian Colleges, DeVry, H&R Block, ITT Educational Services, Jackson Hewitt Tax Service, Landry’s Restaurants, Las Vegas Sands, Laureate Education, OSI Restaurant Partners, RARE Hospitality International, Royal Caribbean Cruises, Starwood Hotels and Resorts Worldwide, Strayer Education, Universal Technical Institute, Weight Watchers International and Wyndham Worldwide. After the Compensation Committee approved the peer group recommended by Cook, Cook performed analyses of CEC’s relative performance and compensation levels while taking into account the peer group as well as other national executive compensation surveys. The Compensation Committee carefully considered these analyses as it determined the cash and incentive compensation components of executive compensation packages for 2007 with the intention of paying our executives within the market median range of total compensation relative to CEC’s new peer group and relevant compensation survey data.

In October 2007, Cook updated its analysis of CEC’s relative performance and compensation levels using the same peer group described above. Cook’s updated analysis included a review of the latest available base salary rates, target annual bonus opportunities and annualized grant date fair value of most recent long-term incentive awards as reflected in peer group company proxy disclosures. The Compensation Committee has utilized this updated analysis to determine the cash and incentive compensation components of executive compensation packages since October 2007.

Compensation Components

We provide the following compensation components to our executive officers:

Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities, and take into account competitive market compensation paid by companies in CEC’s competitive peer group for similar positions and other national surveys. Generally, the Compensation Committee believes that executive base salaries should be set at levels such that our executives’ base compensation opportunities fall within the market median range of base compensation for executives in similar positions and with similar responsibilities at companies in CEC’s peer group and companies that participate in the other national surveys. The Compensation Committee believes that this approach furthers one of its primary objectives of attracting, retaining and equitably rewarding CEC’s executives.

The Compensation Committee reviews base salaries annually, and adjusts base salaries from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee approves the base salary for CEC’s Chief Executive Officer, and for each executive officer below the Chief Executive Officer level with input from CEC’s Chief Executive Officer. The Compensation Committee generally bases its decision to adjust base salaries on a variety of factors, including performance, recommendations submitted by our Chief Executive Officer, market changes or increases (determined on the basis of aged independent consultant data) and changes in each executive officer’s responsibilities. In March 2007, the Compensation Committee elected not to increase base salaries for the Named Officers (defined below). Similarly, in February 2008, the Compensation Committee elected not to increase base salaries for the Named Officers.

Annual Cash Incentive.    The Compensation Committee uses annual cash bonus awards to align executive compensation with business objectives and performance. CEC’s executive officers participated in a cash bonus plan specifically adopted by the Compensation Committee for 2007 (the “2007 Executive Bonus Plan”). For 2008, our Compensation Committee approved new annual cash bonus targets under the 2008 Management Annual Bonus Plan (the “2008 Bonus Plan”) for an eligible group of our senior management and corporate executive employees, which includes our current Named Officers. Each of these cash bonus plans are described in more detail below.

The 2007 Executive Bonus Plan was adopted for 2007 to provide eligible group senior management and corporate executive employees, including our Named Officers (but excluding Mr. Dowdell), the opportunity to earn an annual cash bonus based upon corporate and in some cases, individual performance. The 2007 Executive Bonus Plan provided that, with respect to CEC’s executive officers, (i) 25% of the bonus pool would be awarded based upon achievement of individual performance goals and/or management by objectives, but such portion of the bonus pool would only be funded if we achieved 80% of our budgeted earnings before interest income and expense, federal and state income taxes, other extraordinary gains and losses, and gains and losses on the sale of securities and fixed or capital assets involving the sale of a business unit (“EBIT”), and (ii) 75% of the bonus pool would be awarded based upon our achievement of budgeted EBIT; but such portion of the bonus pool would (a) only be 75% funded if CEC achieved between 95% and 100% of budgeted EBIT, (b) only be 50% funded if CEC achieved between 90% and 95% of budgeted EBIT, and (c) not funded if CEC achieved less than 90% of budgeted EBIT for each measured operating unit. Because the Company did not achieve its targeted budgeted EBIT percentage in 2007, none of the Named Officers received a cash bonus under this plan. However, in January 2008, the Compensation Committee approved a discretionary bonus award pool to employees in the aggregate amount of $3.9 million, and authorized Mr. McCullough, our President and Chief Executive Officer, to award certain performance cash bonuses to employees from that pool. In February 2008, the Compensation Committee approved bonuses to three of the Named Officers from that discretionary bonus pool. Specifically, Michael Graham received a discretionary bonus award in the amount of $19,012 (in addition to the $145,063 guaranteed bonus described below), and Todd Steele and Paul Ryan each received a discretionary bonus award in the amount of $115,500. These awards were granted in recognition of the significant individual contributions that each of Messrs. Graham, Steele and Ryan made to CEC during 2007.

In addition to the $19,012 discretionary bonus described above, Mr. Graham was awarded a cash bonus for 2007 pursuant to the terms of his employment agreement, as described below in the “Employment Arrangements” section of this Proxy Statement. Pursuant to the terms of Mr. Graham’s employment agreement, he was entitled to receive a guaranteed cash bonus of not less than 75% of his 2007 base salary, prorated from his first date of employment, September 5, 2007.

Pursuant to the terms of Mr. McCullough’s employment agreement, he was entitled to receive a guaranteed cash bonus of not less than 50% of his 2007 base salary, pro rated from his first date of employment, March 5, 2007. The Compensation Committee conducted a thorough assessment of Mr. McCullough’s performance over his ten-month tenure as President and Chief Executive Officer of CEC from both a leadership and accomplishment perspective. Based on this assessment, the Compensation Committee concluded that Mr. McCullough’s overall performance and contributions met, and in some instances, exceeded the Board of Directors’ expectations and has favorably positioned the organization for the future. The President and Chief Executive Officer’s key accomplishments, among many, include: (1) recruiting a number of new senior executives to the Executive Leadership Team; (2) developing the organization’s Strategic Business Plan and Strategic Choices; (3) reorganizing Company operations to better align management responsibility with Company goals to improve accountability; and (4) redefining the organization’s mission and creating CEC’s values and high performance principles. Following this review of Mr. McCullough’s performance and contributions to the Company, in March 2008 the Compensation Committee awarded Mr. McCullough a bonus award of $657,950, representing an amount equal to one hundred percent of his pro rated 2007 base salary. In the future, the Compensation Committee intends to primarily consider the Company’s performance against plan in determining the President and Chief Executive Officer’s incentive compensation award.

The 2008 Bonus Plan was adopted for 2008 to provide eligible group senior management and corporate executive employees, including our Named Officers, the opportunity to earn an annual cash bonus based upon corporate, individual (except in the case of Mr. McCullough), and in some cases, business unit performance. The performance targets set by the Committee under the 2008 Bonus Plan provide that, with respect to CEC’s executive officers (other than those who serve as senior vice presidents of specific business units), (i) 20% of the bonus (other than the bonus for Mr. McCullough) will be awarded based upon achievement of individual performance goals and the demonstration of CEC’s high performance principles and achievement of specific organization-wide compliance and turnover targets, regardless of whether budgeted EBIT is obtained (“individual performance”), and (ii) 80% of the bonus (100% for Mr. McCullough) will be awarded based upon our achievement of certain company performance measures as follows: (a) if 100% of budgeted EBIT is obtained, the full company performance portion of the bonus will be paid at target levels; (b) if at least 90%, but less than 100% of budgeted EBIT is obtained, CEC’s executive officers will share with CEC’s other bonus-eligible employees in a base bonus pool; and (c) if CEC achieves less than 90% of budgeted EBIT, such portion of the bonus will not be paid (“company performance”). With respect to CEC’s executive officers who serve as senior vice presidents of specific business units, (i) 20% of the bonus is awarded based on individual performance (as described above), (ii) 50% of the bonus is awarded based on company performance (as described above), and (iii) 30% of the bonus is awarded based on the performance of the applicable business unit if both CEC and such business unit achieve certain performance measures as follows: (a) if CEC achieves 100% of budgeted EBIT and the applicable business unit achieves at least 90% of its budgeted EBIT, the business unit performance portion of the bonus will be paid at a level equal to the percentage of the applicable business unit’s budgeted EBIT actually achieved (up to a maximum of 200% of budgeted EBIT); (b) if CEC achieves at least 90%, but less than 100%, of its budgeted EBIT, and the applicable business unit achieves at least 90% of its budgeted EBIT, the applicable senior vice president will share with CEC’s other bonus-eligible employees in a base bonus pool, with the amount received weighted based on the actual performance of the applicable business unit (up to a maximum of 200% of budgeted EBIT); and (c) if CEC achieves less than 90% of budgeted EBIT, such portion of the bonus will not be paid regardless of the performance of the applicable business unit. In the event that CEC exceeds its budgeted EBIT, all of CEC’s executive officers will share pro-rata in an over-achievement bonus pool equal to 20% of the amount that exceeds the budgeted EBIT, plus up to an additional 5% of such excess if CEC also exceeds budgeted revenues.

Long-Term Incentive Compensation Program.    The Compensation Committee believes that long-term company performance is best achieved through an ownership culture that encourages long-term performance by CEC’s executive officers through the use of stock-based awards. The Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended, permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares and other stock-based awards.

General.    Historically, CEC’s executive officers received options to purchase shares of Common Stock. In 2005, the Compensation Committee began to consider the impact of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”), on the long-term incentive compensation component of CEC’s executive compensation program and a variety of alternatives to stock options, including stock appreciation rights, restricted stock and combinations thereof. Ultimately, the Compensation Committee concluded that, in light of the accounting for equity awards under SFAS 123R, CEC’s executive officers should receive a portion of their long-term incentive compensation component in the form of restricted stock.

During 2007, the Compensation Committee sought to provide CEC’s executive officers with 40% of their equity-based incentive compensation in shares of restricted stock and 60% in options to purchase shares of Common Stock. With respect to setting specific long-term incentive compensation amounts in 2007, the Compensation Committee considered long-term equity award data provided by Cook, with an objective of granting long-term incentive compensation to our executive officers within the range of our peer competitors’ grant amounts. The Compensation Committee also considered its objective of providing our executive officers with a total compensation package within the market median range relative to our peer group. In accordance with these objectives, CEC’s executive officers received a combination of stock option and restricted stock awards on March 19, 2007. Please see “Grant of Plan-Based Awards in 2007” below for additional information about these and other long-term incentive compensation awards to the Named Officers in 2007.

Stock Options.    Options to purchase shares of Common Stock granted to CEC’s executive officers become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, in each case provided that the award recipient remains our employee at the date of vesting. Stock option grants have a maximum term of ten years.

Performance Shares.    With respect to the restricted stock awarded to CEC’s Named Officers in 2007 (excluding the Chief Executive Officer), 50% of the underlying shares vest on the date that is three years from the date of grant, and the remaining 50% of the underlying shares vest on or about the three-year anniversary of the grant date subject to the Compensation Committee’s determination that certain specified corporate compliance performance criteria have been satisfied. With respect to the restricted stock awarded to CEC’s Named Officers in 2008, one-third of the underlying shares vest on the date that is three years from the date of grant, and the remaining two-thirds of the underlying shares (“performance-based shares”) vest on or about the three-year anniversary of the grant date, subject to the Compensation Committee’s determination that certain specified financial performance criteria have been satisfied. The performance criteria for the performance-based shares are based on the achievement of the Company’s three-year cumulative operating income plan. The performance portion of the restricted stock grants provides for threshold vesting of 25% of the performance-based shares for achieving at least 80% of the Company’s three-year cumulative operating income plan, 50% vesting of the performance-based shares for achieving 100% of the Company’s three-year cumulative operating income plan, and full vesting of the performance-based shares for achieving 120% or more of the Company’s three-year cumulative operating income plan. If the Company achieves between 80% and 100%, or between 100% and 120%, of its three-year cumulative operating income plan, vesting of performance-based shares will be adjusted proportionally (rounded to the nearest whole share). The Compensation Committee believes that tying the vesting of a portion of restricted stock grants to the performance of specified operating income targets is critical to our success.

New Hire Equity Grants.    In accordance with CEC’s guidelines for equity awards (described below), CEC granted equity awards in connection with the hiring of two of the Named Officers in 2007. On the effective date of his employment with CEC in March 2007, the Compensation Committee granted to Gary McCullough (i) 27,250 shares of restricted stock and an option to purchase 114,050 shares of Common Stock (collectively, the “Initial Grant”), (ii) 25,250 shares of restricted stock and an option to purchase 33,150 shares of Common Stock (collectively, the “Inducement Grant”), and (iii) 72,000 shares of restricted stock and an option to purchase 55,350 shares of CEC Common Stock (collectively, the “Signing Bonus Grant”). The stock option award portions of the Initial Grant and the Inducement Grant vest in four equal installments on each of the first four anniversaries of the grant date. The restricted stock portions of the Initial Grant and the Inducement Grant will vest on the third anniversary of the grant date. Fifty percent of the restricted stock and stock options issued pursuant to the Signing Bonus Grant will vest on the first anniversary of the grant date, and the remainder of the grant will vest on the second anniversary of the grant date. The Initial Grant, the Inducement Grant, and stock option award portion of the Signing Bonus Grant were made under CEC’s 1998 Employee Incentive Compensation Plan. The restricted stock portion of the Signing Bonus Grant was made outside of the plan without stockholder approval as permitted by Section 4350 of the NASDAQ Marketplace Rules.

On the commencement date of his employment with CEC in September 2007, the Compensation Committee granted to Michael Graham, our Executive Vice President and Chief Financial Officer, 6,000 shares of restricted stock and an option to purchase 12,500 shares of Common Stock under the terms of CEC’s 1998 Employee Incentive Compensation Plan, with an exercise price equal to the stock price at the close of business on such date. The restricted stock granted to Mr. Graham vests on the third anniversary of the grant date, subject to the terms of the restricted stock agreement and the 1998 Employee Incentive Compensation Plan, and the options will vest 25% per year over four years.

Please see the table captioned “Grant of Plan-Based Awards in 2007” and the accompanying narrative for more information regarding equity awards to CEC’s executive officers in 2007.

Guidelines for Equity Awards.    In 2006, following a review of CEC’s equity award policies and practices conducted by the Compliance Committee, the Compensation Committee and CEC’s Board of Directors approved and adopted guidelines for equity awards (the “Guidelines”). Among other things, the Guidelines delineate the authority of the Board of Directors, the Compensation Committee and CEC’s officers with respect to the grant of equity awards, specify procedures for equity awards to be made under various circumstances, address the timing of equity awards in relation to the availability of information about us and specify that all stock options awarded by us will have an exercise price not less than the closing price of our Common Stock on the date of grant. At the same time, the Compensation Committee and the Board of Directors also approved and adopted revised policies and procedures necessary to implement the Guidelines. In addition, the Board of Directors authorized CEC’s President and Chief Executive Officer to grant awards relating to not more than 10,000 shares of Common Stock to new employees who will not, upon becoming our employees, qualify as “officers” for purposes of Section 16 of the Exchange Act. CEC’s President and Chief Executive Officer may not, however, grant awards relating to more than 100,000 shares of Common Stock in the aggregate during any twelve-month period.

As of December 31, 2007, the Career Education Corporation 1998 Employee Incentive Compensation Plan had approximately three million shares reserved for grants of equity-based awards. In addition to granting equity-based awards to our executives as part of a long-term incentive plan, the Compensation Committee also intends, consistent with past practice, to use these shares for awards to non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need.

Other Compensation.    The Compensation Committee believes that it has taken a conservative approach to other elements of its compensation program relative to the companies in CEC’s peer group. CEC provides its executive officers with certain other benefits and perquisites, including 401(k) matching contributions, group medical and dental insurance, disability insurance, payment of term life insurance premiums, payment of premiums for an Exec-U-Care® medical reimbursement plan that reimburses our executive officers and their eligible dependents for medical expenses not covered by CEC’s group major medical and dental plans. The Compensation Committee does not consider these benefits and perquisites when working to establish an executive compensation program that falls within the market median range for total compensation of executives at companies in CEC’s peer group, because it considers these benefits and perquisites to be relatively immaterial when compared to the other components of the executive compensation program.

401(k) Plan Contributions.    CEC makes matching contributions on amounts contributed by our executive officers to our 401(k) retirement plan as follows:

•	CEC provides a 100% match on the first 2.0% contributed; and

•	CEC provides a 50% match on the next 4.0% contributed (up to a 4.0% cumulative match by us).

Insurance Premiums on Term Life Insurance.    CEC pays insurance premiums on term life insurance for the benefit of CEC’s executive officers and their designated beneficiaries. In 2007, the aggregate insurance premiums paid per executive officer ranged from $168 to $1,008.

Exec-U-Care® Medical Reimbursement Plan.    CEC pays premiums for an Exec-U-Care® medical reimbursement plan that reimburses CEC’s executive officers and their eligible dependents for medical expenses not covered by CEC’s group major medical and dental plan. In 2007, the aggregate premiums paid per executive officer ranged from $204 to $8,773.

Long-Term Disability Insurance.    Long-term disability insurance is available to CEC’s executive officers following a designated waiting period with a maximum benefit of $7,000 per month.

Deferred Compensation Plan

In January 2001, CEC established the Career Education Corporation Deferred Compensation Plan, which is a non-qualified deferred compensation plan that allows certain key employees, including the Named Officers, the opportunity to defer compensation in excess of the contribution limitations imposed on qualified retirement benefits. Participants are eligible to defer up to 25% of their base salary and, with certain exceptions, up to 100% of their annual cash incentive compensation. Each participant may request that his or her contributions be deemed to be invested among various investment funds for purposes of determining the earnings (gains or losses) applicable to a participant’s account.

Severance Plan for Executive-Level Employees

The Compensation Committee and our Board of Directors believe that a severance plan for our executive-level employees allows us to attract, motivate and retain the best possible executive talent. The Career Education Corporation Severance Plan for Corporate Executive-Level Employees (the “Severance Plan”) was approved in December 2006 and became effective on January 1, 2007. The Severance Plan describes the circumstances under which employees who are designated by our Board of Directors as Corporate Executive Officers subject to our Executive Officer Stock Ownership Program (“Eligible Employees”) may receive severance benefits if their employment with us is involuntarily terminated. On January 28, 2008, the Compensation Committee approved an amendment to the Severance Plan. The Severance Plan, as modified, became effective on February 1, 2008.

If our Employee Benefits Committee (the “Plan Administrator”) determines that the employment of an Eligible Employee is involuntarily terminated as a result of action taken by us, the Plan Administrator may, in its sole discretion, provide such employee a severance benefit under the Severance Plan. If, however, the Plan Administrator determines that an Eligible Employee’s employment with us was terminated (1) for “cause,” (2) due to an agreement between us and the Eligible Employee whereby he or she becomes a consultant or independent contractor of us, (3) by reason of such employee’s death, disability, or retirement (including voluntary retirement under a special early retirement incentive program), or (4) any form of voluntary termination, such termination will not be deemed to be involuntary, and such employee will not be eligible to receive a benefit under the Severance Plan. An employee’s termination of employment with us is a termination for “cause” if the employee is discharged by us for poor performance, non-performance or misconduct. Misconduct includes, but is not limited to, insubordination, dishonesty, theft, violation of our rules, and willful destruction of Company property.

An Eligible Employee whose employment is involuntarily terminated will be eligible to receive a minimum severance benefit of twenty-six (26) weeks of his or her base pay at the time of termination (“Pay”) and a maximum severance benefit of fifty-two (52) weeks of Pay to be calculated as follows: (a) an Eligible Employee with up to thirteen (13) full years of “continuous service” with us at the time of termination will be eligible to receive a severance benefit equal to twenty-six (26) weeks of Pay, (b) an Eligible Employee with fourteen (14) to twenty-five (25) full years of “continuous service” with us at the time of termination will be eligible to receive a severance benefit equal to two (2) weeks of Pay per year of continuous service, and (c) an Eligible Employee with twenty-six (26) or more years of “continuous service” with us at the time of termination will be eligible to receive a severance benefit equal to fifty-two (52) weeks of Pay. Severance benefits under the Severance Plan will be paid in a lump sum following termination of employment and will be made on or before March 15 of the year following the year in which the termination of an Eligible Employee’s employment occurs. “Continuous service” means the Eligible Employee’s most recent unbroken period of employment with us, which may include service with a predecessor employer acquired by CEC. Continuous service does not include any period of earned, unused vacation of any period during which the Eligible Employee was a consultant or independent contractor of us. Multiple periods of employment with CEC separated by a leave of absence of less than one year are considered one continuous period of employment. The amendment to the Severance Plan adopted in January 2008 provides that, for an Eligible Employee who is a participant in our health and/or dental insurance plan(s) at the time of termination, and who after termination timely elects to continue such insurance coverage under federal COBRA law, we will pay the insurance premium(s) for continued insurance coverage for the period of time immediately after termination that is equal to the number of weeks of Pay for which the Employee is eligible to receive.

An Eligible Employee whose employment is involuntarily terminated will also be eligible to receive a lump sum payment of his or her pro-rated bonus earned (if any) during the year of termination, calculated in accordance with the method for determining bonuses for other similarly-situated active employees and paid in accordance with CEC’s normal bonus payment procedures, but not later than two and one-half months after the end of the calendar year in which the termination of the Eligible Employee’s employment occurs.

The Plan Administrator will require as a condition of obtaining severance benefits under the Severance Plan that an Eligible Employee (a) sign a release of claims in a form acceptable to the Plan Administrator, and (b) enter into a non-solicitation, non-competition and confidentiality agreement with CEC.

Stock Ownership Guidelines

Our Board of Directors believes that our executive officers should be active participants in improving stockholder value by maintaining a predetermined level of ownership of our Common Stock. Accordingly, our Board of Directors approved and adopted stock ownership guidelines, effective December 31, 2005, that apply to certain of our executive officers, including our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice Presidents and specified Corporate Senior Vice Presidents. Stock ownership targets are as follows:

President and Chief Executive Officer	5 times base salary
Chief Operating Officer and Chief Financial Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary

Executive officers as of December 31, 2005 were allotted five years, or until December 31, 2010, to reach their respective stock ownership targets. For persons promoted to an executive officer position, such persons are allotted five years from the date of such promotion. The stock ownership guidelines require that annual reviews of stock ownership levels be conducted as of December 31 by our human resources department, and that formal progress reports be submitted to each executive officer soon thereafter. These annual progress reports are made available to the Compensation Committee and our Board of Directors, and the Compensation Committee may, in

its discretion, elect to reduce future levels of restricted stock or stock option grants to executive officers who are not making satisfactory progress toward their ownership targets. In addition, the Compensation Committee may elect to pay up to 50% of an executive officer’s cash bonus, if any, in the form of restricted stock.

Compliance with Section 162(m)

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) generally provides that compensation paid to certain of the Named Officers in excess of $1,000,000 cannot be deducted by us for Federal income tax purposes, except to the extent such compensation constitutes qualified performance-based compensation. The Compensation Committee does not currently intend for all compensation paid to the Named Officers to be tax deductible by us pursuant to Section 162(m). However, a significant portion of the Company’s executive compensation satisfies the requirements for deductibility under Section 162(m). The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of CEC and its stockholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

EXECUTIVE COMPENSATION

The following table provides information concerning the compensation for services in all capacities to CEC for the years ended December 31, 2006 and December 31, 2007, to Messrs. McCullough and Dowdell, each of whom served as our principal executive officer during 2007, Messrs. Graham and Pesch, who each served as our principal financial officer during 2007, and our three other most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2007 (collectively, the “Named Officers”).

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary E. McCullough	2007	$691,454	$657,950	$1,325,463	$867,941	$—	$5,403	$3,548,211
President and Chief Executive Officer(6)

Michael J. Graham	2007	$126,750	$164,075	$19,587	$30,604	—	$1,793	$342,809
Executive Vice President and Chief Financial Officer(7)

Paul R. Ryan	2007	$385,000	$115,500	$164,578	$496,440	$(23,784)	$10,008	$1,147,742
Senior Vice President, Culinary Strategic Business Unit

Todd H. Steele	2007	$385,000	$115,500	$164,578	$512,886	—	$10,008	$1,187,972
Senior Vice President, International, Development & Planning	2006	$381,667	—	$54,756	$523,077	—	$9,576	$969,076

Robert E. Dowdell	2007	$194,394	—	—	$399,184	—	$19,427	$613,005
Former Chairman of the Board, Interim President and Chief Executive Officer (8)	2006	$278,654	—	—	$325,280	—	$64,582	$668,516

Patrick K. Pesch	2007	$374,000	—	$245,778	$746,275	$(340,443)	$9,840	$1,035,450
Former Executive Vice President, Chief Financial Officer and Assistant Secretary (9)	2006	$437,500	—	$92,400	$789,553	$13,028	$9,576	$1,342,057

Stephen C. Fireng	2007	$400,000	—	$185,111	$637,345	$(1,205)	$10,008	$1,231,259
Former President, Art & Design and University Divisions	2006	$392,500	—	$68,444	$509,472	$(744)	$9,576	$979,248

(1)	Included in Mr. McCullough’s salary for 2007 was $33,510 in company paid relocation expenses as part of his employment agreement.

(2)	Bonuses earned in 2007, were paid in 2008, with the exception of the $50,000 sign-on bonus paid to Mr. Graham as part of his employment agreement.

(3)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment. See Note 16 of the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for information regarding the assumptions used in the valuation of equity awards.

(4)	The Career Education Corporation Deferred Compensation Plan is a non-qualified plan that provides certain CEC senior executives the opportunity to defer compensation in excess of the limitations imposed on qualified retirement plan benefits. Participants are eligible to defer up to 25% of their base salary and, with certain exceptions, up to 100% of their annual cash incentive compensation. These amounts reflect the sum of any deferrals, gains or losses based upon investment fund performance and any withdrawals.

(5)	All Other Compensation includes the following components:

Name	Year	401(k) Plan Matching Contributions	Term Life Insurance Premiums	Board Fees	Total
Gary E. McCullough	2007	$4,731	$672	$—	$5,403

Michael J. Graham	2007	1,625	168	—	1,793

Paul R. Ryan	2007	9,000	1,008	—	10,008

Todd H. Steele	2007	9,000	1,008	—	10,008
	2006	8,484	1,092	—	9,576

Robert E. Dowdell	2007	—	169	19,258	19,427
	2006	6,900	182	57,500	64,582

Patrick K. Pesch	2007	9,000	840	—	9,840
	2006	8,484	1,092	—	9,576

Stephen C. Fireng	2007	9,000	1,008	—	10,008
	2006	8,484	1,092	—	9,576

(6)	Mr. McCullough was appointed President and Chief Executive Officer on March 5, 2007.

(7)	Mr. Graham was appointed Executive Vice President and Chief Financial Officer on September 5, 2007.

(8)	Mr. Dowdell resigned as Interim President and Chief Executive Officer effective March 5, 2007, and resigned as Chairman of the Board on March 20, 2008.

(9)

On August 21, 2007, Mr. Pesch resigned as a director of the Company and stepped down as the Company’s Executive Vice President and Chief Financial Officer and Treasurer effective as of September 4, 2007. Under the terms of a Termination and Consulting Agreement by and among Patrick K. Pesch, CEC and CEC Employee Group, LLC, dated as of August 21, 2007, CEC will pay Mr. Pesch $440,000 in a lump sum (due six-months following his termination) along with extended coverage under CEC’s medical, dental and Exec-U-Care® programs as if Mr. Pesch remained actively employed with CEC for twelve months following his termination. In addition, Mr. Pesch is entitled to receive $8,000 per month in fees for his consulting services through June 30, 2008.

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table sets forth certain information with respect to options to purchase shares of our Common Stock and restricted stock granted during the year ended December 31, 2007, to each of our Named Officers:

		Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target (2)	Maximum
Gary E. McCullough(7)	3/5/2007	400,000	800,000	800,000				124,500	202,550	$29.73	$6,972,568

Michael J. Graham	9/5/2007	146,250	292,500	292,500					12,500	$29.38	$197,125
	9/5/2007							6,000			$176,280

Paul R. Ryan	3/5/2007	77,000	154,000	154,000
	3/19/2007								30,000	$29.68	$482,700
	3/19/2007				—	5,000	5,000	—			$148,400
	3/19/2007							5,000			$148,400

Todd H. Steele	3/5/2007	77,000	154,000	154,000
	3/19/2007								30,000	$29.68	$482,700
	3/19/2007				—	5,000	5,000	—			$148,400
	3/19/2007							5,000			$148,400

Robert E. Dowdell	5/17/2007	—	—	—	—	—	—	—	24,000	$33.96	$424,560

Patrick K. Pesch	3/5/2007	110,000	220,000	220,000
	3/19/2007								40,000	$29.68	$643,600
	3/19/2007				—	6,500	6,500	—			$192,920
	3/19/2007							6,500			$192,920

Stephen C. Fireng	3/5/2007	80,000	160,000	160,000
	3/19/2007								30,000	$29.68	$460,800
	3/19/2007				—	5,000	5,000	—			$148,400
	3/19/2007							5,000			$148,400

(1)	Because the applicable thresholds and targets were not achieved in 2007, plan-based non-equity incentive awards were not paid. However, as described above, Mr. McCullough received a bonus of $657,950, Mr. Graham received a bonus of $164,075 and Messrs. Ryan and Steele each received a bonus of $115,500.

(2)	Represents the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under performance-vesting restricted stock awards granted to our Named Officers under our 1998 Employee Incentive Compensation Plan. The underlying shares of performance-vested shares of restricted stock vest on or about the three-year anniversary of the grant date subject to the Compensation Committee’s determination that certain specified compliance performance criteria have been satisfied.

(3)	This column shows the number of time-vested shares of restricted stock awards granted to each of the Named Officers under our restricted stock awards granted to our Named Officers during 2007 under our 1998 Employee Incentive Compensation Plan.

(4)	This column shows the number of stock options granted in 2007 to our Named Officers. These options vest and become exercisable ratably in four annual installments with the exception to options granted to Mr. Dowdell. Mr. Dowdell’s options were granted in his capacity as a member of the Board of Directors. The vesting of options granted to members of the Board of Directors vest one-third upon grant, while the remaining two-thirds vest ratably over a two-year period.

(5)	This column shows the exercise price for the stock options granted, which was the closing price of the Common Stock on each of the respective grant dates.

(6)	This column shows the full grant date fair value of the restricted stock and stock options granted to our Named Officers in 2007. Amounts are calculated in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment. See Note 16 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for information regarding the assumptions used in the valuation of equity awards.

(7)	Mr. McCullough’s employment agreement provides that CEC will grant to Mr. McCullough (1) 27,250 shares of restricted stock and an option to purchase 114,050 shares of Common Stock (collectively, the “Initial Grant”), (2) 25,250 shares of restricted and an option to purchase 33,150 shares of Common Stock (collectively, the “Inducement Grant”), and (3) 72,000 shares of restricted and an option to purchase 55,350 shares of Common Stock (collectively, the “Signing Bonus Grant”). The stock option awards of the Initial Grant and the Inducement Grant will vest in four equal installments on each of the first four anniversaries of the grant date. The restricted stock portion of the Initial Grant and the Inducement Grant will vest on the third anniversary of the grant date. Fifty percent of the restricted stock and stock options issued pursuant to the Signing Bonus Grant will be made under the Company’s 1998 Employee Incentive Compensation Plan, as amended. The restricted stock portion of the Signing Bonus Grant will be made outside of the plan without stockholder approval as permitted by Section 4350 of the NASDAQ Marketplace Rules.

Employment Arrangements

Gary E. McCullough—Effective March 5, 2007, the Board of Directors appointed Gary E. McCullough to the offices of President and Chief Executive Officer. At the same time, CEC and Mr. McCullough entered into an employment agreement by and among Mr. McCullough, CEC, and CEC Employee Group, LLC (the “McCullough Agreement”), pursuant to which Mr. McCullough serves as CEC’s President and Chief Executive Officer. The initial term of the McCullough Agreement ends on March 5, 2010, subject to automatic extension for one additional year (extending the term to March 5, 2011) and on each succeeding March 5 thereafter unless either party delivers timely written notice to the other party of such party’s election not to extend the term further. Under the McCullough Agreement, Mr. McCullough will be paid an initial annual base salary of $800,000, prorated for 2007 from March 5, 2007. Mr. McCullough is also eligible for a performance-based annual cash bonus to be based on annual quantitative and qualitative performance targets established by the Compensation Committee, provided that Mr. McCullough’s annual cash bonus level target is set at one hundred percent of his base salary and the maximum to be paid in any fiscal year may not exceed two hundred percent of his base salary. For 2007, Mr. McCullough was entitled to receive a guaranteed cash bonus of not less than fifty percent of his base salary, prorated from March 5, 2007.

Pursuant to the McCullough Agreement, CEC granted to Mr. McCullough (1) 27,250 shares of restricted stock and an option to purchase 114,050 shares of Common Stock (collectively, the “Initial Grant”), (2) 25,250 shares of restricted stock and an option to purchase 33,150 shares of Common Stock (collectively, the “Inducement Grant”), and (3) 72,000 shares of restricted stock and an option to purchase 55,350 shares of Common Stock (collectively, the “Signing Bonus Grant”). The stock option award portions of the Initial Grant and the Inducement Grant will vest in four equal installments on each of the first four anniversaries of the grant date. The restricted stock portions of the Initial Grant and the Inducement Grant will vest on the third anniversary of the grant date. Fifty percent of the restricted stock and stock options issued pursuant to the Signing Bonus Grant will vest on the first anniversary of the grant date, and the remainder of the grant will vest on the second anniversary of the grant date. The Initial Grant, the Inducement Grant, and stock option award portion of the Signing Bonus Grant were made under the Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended.

The McCullough Agreement provides that in the event that Mr. McCullough’s employment is terminated (1) by CEC other than for “cause” (as defined in the McCullough Agreement) or by providing written notice of intent not to extend the term of Mr. McCullough’s employment beyond March 5, 2010, or (2) by Mr. McCullough for “good reason” (as defined in the McCullough Agreement), CEC will pay to Mr. McCullough (A) any accrued but unpaid base salary earned through the date of termination, (B) any accrued but unpaid cash bonus with respect to CEC’s fiscal year prior to the year in which the date of termination occurs, (C) the amount of Mr. McCullough’s accrued current year bonus for the fiscal year in which the date of termination occurs multiplied by a fraction, the numerator of which is the number of days from the first day of CEC’s fiscal year in which the termination occurs through and including the date of termination, and the denominator of which is 365, (D) continuation of base salary for a period of two years following the date of termination, (E) a lump sum cash payment equal to two times the average of the cash bonus paid to Mr. McCullough in respect of the last two fiscal years ending prior to the date of termination, and (F) for two years following the date of termination, CEC will provide continued health, dental, and vision benefit coverage and life and disability insurance coverage for Mr. McCullough and, where applicable, Mr. McCullough’s spouse and eligible dependents, at the same or greater benefit levels in effect immediately prior to his termination, plus a cash payment equal on an after-tax basis to the amount of CEC’s contributions that would have otherwise been made under CEC’s qualified and non-qualified retirement plans during such two-year period. The McCullough Agreement also provides for excise tax gross-up payments to be made by the Company in certain situations.

Robert E. Dowdell—On September 24, 2006, the Board of Directors appointed Robert E. Dowdell, a director since CEC’s inception in January 1994 and Lead Director since July 2004, to the office of Interim President and Chief Executive Officer. Mr. Dowdell did not enter into an employment agreement with CEC and served as an at-will employee of CEC. During his service as Interim President and Chief Executive Officer, Mr. Dowdell received a salary of $86,250 per month.

Michael J. Graham—Effective September 5, 2007, Michael Graham was appointed to serve as CEC’s Executive Vice President, Chief Financial Officer and Treasurer. In connection with his appointment, CEC and Mr. Graham entered into an employment letter agreement (the “Graham Agreement”), pursuant to which Mr. Graham will be paid an initial annual base salary of $390,000. Mr. Graham also received a $50,000 sign-on bonus, and is eligible to participate in CEC’s applicable bonus plan, with an annual target bonus of seventy-five percent of his base salary. For 2007, Mr. Graham was entitled to receive a guaranteed cash bonus of not less than seventy-five percent of his base salary, prorated from September 5, 2007. Pursuant to the Graham Agreement, on the commencement date of Mr. Graham’s employment with CEC, CEC also granted to Mr. Graham 6,000 shares of restricted stock and an option to purchase 12,500 shares of Common Stock under the terms of the 1998 Employee Incentive Compensation Plan, with an exercise price equal to the stock price at the close of business on the grant date. The restricted stock will vest on the third anniversary of the grant date, subject to the terms of the restricted stock agreement and the 1998 Employee Incentive Compensation Plan, and the options will vest 25% per year over four years.

The Graham Agreement also provides that in the event that Mr. Graham’s employment is terminated without cause (as defined in the 1998 Employee Incentive Compensation Plan), or if Mr. Graham voluntarily resigns for good reason (as defined in the Graham Agreement), Mr. Graham is eligible to receive severance benefits. If such termination occurs during the first twelve months of employment, Mr. Graham will receive severance benefits equal to one year of his base salary, plus a pro-rated portion of his target bonus, if earned. If such termination occurs after the first twelve months of employment, he will receive severance benefits pursuant to the Severance Plan.

Stephen C. Fireng—On February 11, 2008, Mr. Fireng resigned from his position as CEC’s Group President, Art & Design and University Divisions. In connection with his resignation, Mr. Fireng entered into an Agreement and General Release on March 13, 2008 (the “Fireng Agreement”). In accordance with the terms of the Fireng Agreement and pursuant to the terms of CEC’s Severance Plan for Executive Level Employees, CEC will pay Mr. Fireng $246,153.85 in severance, which is equal to 32 weeks of his base wages. Mr. Fireng will also be eligible to continue to receive certain medical and dental benefits generally available to CEC’s executive employees for a period of 32 weeks following his resignation. In addition, CEC will pay Mr. Fireng the pro rata amount of his earned 2008 bonus, if any, based on the period from January 1, 2008 through February 11, 2008.

The Fireng Agreement also provides that Mr. Fireng may not compete with CEC for a period of 32 weeks after his resignation and may not solicit CEC’s employees, customers, students and certain other persons for a period of 32 weeks after his resignation. The Fireng Agreement further provides for a waiver and release of claims against CEC and other customary provisions.

OUTSTANDING EQUITY AWARDS AT YEAR END 2007

The following table includes certain information with respect to the value of all unexercised options to purchase shares of our Common Stock and unvested shares of restricted stock previously awarded to the Named Officers as of December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Gary E. McCullough	—	202,550	(2)	$29.73	3/5/2017	124,500	(9)	$3,129,930	—		—

Michael J. Graham	—	12,500	(3)	$29.38	9/4/2017	6,000	(10)	$150,840	—		—

Paul R. Ryan	32,000	—		$29.35	5/18/2013	9,000	(11)	$226,260	9,000	(14)	$226,260
	30,000	—		$62.56	5/20/2014
	25,000	25,000	(4)	$34.70	5/19/2015
	8,750	26,250	(5)	$30.80	5/17/2016
	—	30,000	(6)	$29.68	3/18/2017

Todd H. Steele	30,000	—		$22.07	5/16/2012	9,000	(11)	$226,260	9,000	(14)	$226,260
	48,000	—		$29.35	5/18/2013
	45,000	—		$62.56	5/20/2014
	25,000	25,000	(4)	$34.70	5/19/2015
	8,750	26,250	(5)	$30.80	5/17/2016
	—	30,000	(6)	$29.68	3/18/2017

Robert E. Dowdell	48,000	—		$22.07	5/16/2012	—		—	—		—
	48,000	—		$29.35	5/18/2013
	24,000	—		$62.56	5/20/2014
	24,000	—		$34.70	5/19/2015
	16,000	8,000	(5)	$30.80	5/17/2016
	8,000	16,000	(7)	$33.96	5/16/2017

Patrick K. Pesch (1)	11,300	—		$12.63	5/10/2011	13,250	(12)	$333,105	13,250	(15)	$333,105
	130,000	—		$22.07	5/16/2012
	80,000	—		$29.35	5/18/2013
	60,000	—		$62.56	5/20/2014
	37,500	37,500	(4)	$34.70	5/19/2015
	12,500	37,500	(5)	$30.80	5/17/2016
	—	40,000	(6)	$29.68	3/18/2017

Stephen C. Fireng	20,000	—		$22.07	5/16/2012	10,000	(13)	$251,400	10,000	(13)	$251,400
	16,000	—		$29.35	5/18/2013
	16,000	—		$62.56	5/20/2014
	20,000	20,000	(8)	$40.56	1/31/2015
	17,500	17,500	(8)	$34.70	5/19/2015
	11,250	33,750	(8)	$30.80	5/17/2016
	—	30,000	(8)	$29.68	3/18/2017

(1)	Pursuant to a marital settlement, Mr. Pesch agreed to transfer to his former wife 337,500 of his outstanding stock option awards, 6,625 of his performance-based share awards, and 6,625 time-based share awards. As of December 31, 2007, the number of securities underlying the unexercised options exercisable and unexercisable that were previously transferred to Ms. Pesch were 160,000 shares and 57,500 shares, respectively. As of December 31, 2007, the number of performance-based share awards and time-based share awards outstanding that were previously transferred to Ms. Pesch were 6,250 and 6,250 shares, respectively.

(2)	64,475 of these stock options vested on March 5, 2008. 64,475 of these stock options vest on March 5, 2009. 36,800 of these stock options vest on each of March 5, 2010 and 2011.

(3)	These stock options vest in four equal annual installments on each of September 5, 2008, 2009, 2010 and 2011.

(4)	These stock options vest in two equal annual installments on each of May 20, 2008 and 2009.

(5)	These stock options vest in three equal annual installments on each of May 18, 2008, 2009 and 2010.

(6)	These stock options vest in three equal annual installments on each of March 19, 2009, 2010 and 2011.

(7)	These stock options vest in two equal annual installments on each of May 17, 2008 and 2009.

(8)	Except for 10,000 stock options which were granted on February 1, 2005, which vested on February 1, 2008, due to Mr. Fireng’s resignation in February 2008, these stock options have been forfeited and will not vest.

(9)	36,000 of these shares of restricted stock vested on March 5, 2008. 36,000 of these shares of restricted stock vest on March 5, 2009. 52,500 of these shares of restricted stock vest on March 5, 2010.

(10)	These shares of restricted stock vest on September 5, 2010.

(11)	4,000 of these shares of restricted stock vest on May 18, 2009, and 5,000 of these shares of restricted stock vest on March 19, 2010.

(12)	6,750 of these shares of restricted stock vest on May 18, 2009, and 6,500 of these shares of restricted stock vest on March 19, 2010.

(13)	Due to Mr. Fireng’s resignation in February 2008, these shares of restricted stock were forfeited and will not vest.

(14)	Subject to achievement of applicable performance criteria, 4,000 of these shares of restricted stock vest on May 18, 2009, and 5,000 of these shares of restricted stock vest on March 19, 2010.

(15)	Subject to achievement of applicable performance criteria, 6,750 of these shares of restricted stock vest on May 18, 2009, and 6,500 of these shares of restricted stock vest on March 19, 2010.

OPTION EXERCISES AND STOCK VESTED FOR 2007

The following table includes certain information with respect to options exercised by our Named Officers, and restricted stock held by our Named Officers that vested, during the year ended December 31, 2007:

	Option Awards				Stock Awards
Name	Number of Shares Acquired On Exercise		Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary E. McCullough	—		—		—	—
Michael J. Graham	—		—		—	—
Paul R. Ryan	55,500	(1)	$909,255	(1)	—	—
Todd H. Steele	—		—		—	—
Robert E. Dowdell	—		—		—	—
Patrick K. Pesch	228,700	(2)	$4,687,128	(2)	—	—
Stephen C. Fireng	—		—		—	—

(1)	Mr. Ryan exercised options to purchase 27,490 underlying shares with an exercise price of $22.06 per share on June 1, 2007; 8,510 underlying shares of Common Stock with an exercise price of $15.56 per share on June 4, 2007; 7,500 underlying shares of Common Stock with an exercise price of $15.56 per share on June 4, 2007; 8,000 underlying shares of Common Stock with an exercise price of $12.63 per share on June 4, 2007, and 4,000 underlying shares of Common Stock with an exercise price of $6.00 on June 4, 2007. Mr. Ryan subsequently sold all 27,490 shares acquired upon exercise at a price of $35.06 on June 1, 2007 and subsequently sold all 28,010 shares of Common Stock acquired upon exercise on June 4, 2007, as follows: 8,510 shares at a market price of $35.06; 24,510 shares at a market price of $35.04, and 3,500 shares at a market price of $35.00 per share.

(2)	Mr. Pesch exercised options to purchase 108,700 underlying shares with an exercise price of $12.63 per share. Mr. Pesch subsequently sold all 108,700 shares of Common Stock upon exercise at a market price as follows: 60,000 shares at a market price of $32.38 per share on November 6, 2007; 6,700 shares at a market price of $32.55 per share on November 13, 2007; 18,500 shares at a market price of $32.12 per share on November 15, 2007; 6,700 shares at a market price of $31.87 per share on November 15, 2007; 15,000 shares at a market price of $30.66 per share on November 16, 2007; and 1,800 shares at a market price of $30.42 per share on November 19, 2007. Pursuant to a marital settlement, Mr. Pesch agreed to transfer to his former wife 337,500 of his outstanding stock option awards. Subsequent to the marital settlement agreement, Ms. Pesch exercised options to purchase 120,000 underlying shares of Common Stock with an exercise price of $12.63 per share on October 23, 2007. Ms. Pesch subsequently sold all 120,000 shares of Common Stock acquired upon exercise at a price of $34.09 per share on October 23, 2007.

NONQUALIFIED DEFERRED COMPENSATION FOR 2007

Name	Executive Contributions in 2007	Registrant Contributions in 2007	Aggregate Earnings (Losses) in 2007(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Dec. 31, 2007(2)
Gary E. McCullough	—	—	—	—	—
Michael J. Graham	—	—	—	—	—
Paul R. Ryan	—	—	$(23,784)	—	$262,516
Todd H. Steele	—	—	—	—	—
Robert E. Dowdell	—	—	—	—	—
Patrick K. Pesch	—	—	$3,381	$(343,824)	$65,756
Stephen C. Fireng	—	—	$(1,205)	—	$13,434

(1)	All amounts reported in this column are reported in the Summary Compensation Table. Under the Career Education Corporation Deferred Compensation Plan, each participant may request that his or her contributions be deemed to be invested among various investment funds for purposes of determining the earnings (gains or losses) applicable to a participant’s account. For these funds during 2007, the rates of return ranged from -0.59% to 21.2%.

(2)	The Career Education Corporation Deferred Compensation Plan is a non-qualified plan that provides certain of CEC’s senior executives with the opportunity to defer compensation in excess of the limitations imposed on qualified retirement plan benefits. Participants are eligible to defer up to 25% of their base salary and, with certain exceptions, up to 100% of their annual cash incentive compensation. Plan benefits are generally distributed upon termination from employment, hardship, or at a time elected by the participant pursuant to the terms of the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the Named Officers in the event of certain terminations of their employment, or if we experience a change in control. The amount of compensation payable to each Named Officer in each situation is listed in the tables below.

Termination of Employment

See “Compensation Discussion and Analysis—Severance Plan for Executive Level Employees” in this Proxy Statement for a description of potential payments to our Named Officers upon involuntary termination under the Career Education Corporation Severance Plan for Corporate Executive Level Employees (the “Severance Plan”).

The Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended (the “Plan”), provides that, subject to the terms of a participant’s stock option agreement, or as determined by the Compensation Committee, if a participant, including a Named Officer, incurs a termination of employment which is involuntary, or is the result of retirement, unvested stock options are immediately forfeited, and vested stock options remain exercisable for ninety (90) days following termination. In the case of a termination due to disability, all outstanding stock options become immediately exercisable and remain exercisable for ninety (90) days. If a participant terminates due to death, the Plan provides that all stock options become immediately exercisable and remain exercisable until ninety (90) days following the appointment of a representative over the participant’s estate. However, since 2001, stock options agreements have provided that, in the case of death, the allowable exercise period is one (1) year from the date of death. While the Plan provides that unless the Compensation Committee determines otherwise, the unexercised stock options of a participant who is terminated for “cause”, or who terminates voluntarily (other than due to retirement) are immediately forfeited, stock option agreements generally provide that, in the case of a voluntary termination (other than due to retirement), unexercised stock options remain exercisable for thirty (30) days following such termination. “Cause” means (a) any act or omission which we believe is of a criminal nature and the result of which we believe is detrimental to the interests of us or our affiliate, (b) the material breach of a fiduciary duty owing to us, including, without limitation, fraud or embezzlement, or (c) conduct, or the omission of conduct, on the part of the participant which constitutes a material breach of any statutory or common-law duty of loyalty to us or our affiliate. However, if a participant is subject to an employment agreement, “cause” will have the meaning set forth in such agreement. In each case described above, stock options will never remain exercisable beyond their original term.

The Plan further provides that, subject to the terms of a Named Officer’s restricted stock agreement, if a Named Officer incurs a termination of employment during the restriction period due to death or disability, the restrictions will lapse and the Named Officer will be fully vested in the restricted stock. Upon a Named Officer’s termination for any reason other than death or disability, however, all shares of restricted stock still subject to restriction will be immediately forfeited by the Named Officer. However, the Compensation Committee has the discretion to waive in whole, or in part, any or all remaining restrictions.

Change in Control

Under the Plan, a “Change in Control” is deemed to have occurred if (a) any corporation, person or other entity (other than us, our majority-owned subsidiary or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by us), including persons or entities acting as a group, becomes the beneficial owner of stock representing more than twenty percent (20%) of our Common Stock; (b)(i) our stockholders approve a merger or consolidation of us with or into another corporation other than a majority-owned subsidiary of us, or to sell or otherwise dispose of all or substantially all of our assets, and (ii) the members of our Board of Directors prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) our stockholders approve a plan of liquidation; or (d) within any period of 24 consecutive months, the members of our Board of Directors immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of the members of our Board of Directors immediately prior to such 24-month period and who constituted a majority of our Board of Directors at the time of such election, cease to constitute a majority of the Board.

Upon a Change in Control, any stock options outstanding as of the date of such Change in Control, and not then exercisable become fully exercisable. Similarly, the restrictions applicable to any restricted stock lapse upon a Change in Control and become fully vested. In addition, except as may otherwise be provided in an agreement with a Named Officer, upon a Change in Control, the Named Officer would have the right, by giving notice to us during the sixty-day period following a Change in Control, to elect to surrender all or part of a stock-based award and receive cash in an amount equal to the amount by which the “change in control price” (as defined in the paragraph below) per share of Common Stock exceeds the amount that the Named Officer must pay to exercise such award. Since early 2007, all awards granted under the Plan no longer give the participants this right.

The “change in control price” means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the NASDAQ during the sixty-day period prior to the Change in Control, and (b) if the Change in Control is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company, the highest price per share of Common Stock paid in such corporate transaction.

The following tables and related footnotes describe the potential payments upon termination or a change in control for Gary E. McCullough, our President and Chief Executive Officer, Michael J. Graham, our Executive Vice President and Chief Financial Officer, Paul R. Ryan, Senior Vice President—Culinary Strategic Business Unit, and Todd H. Steele, Senior Vice President—International, Business Development & Planning, Robert E. Dowdell, our former Chairman of the Board and Interim President and Chief Executive Officer, Stephen C. Fireng, former President of our Art & Design and University Divisions, and Patrick K. Pesch, our former Executive Vice President and Chief Financial Officer, in each case assuming termination or a Change in Control occurred as of December 31, 2007.

Gary E. McCullough:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination(7)	Death or Disability(8)	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Base Salary	—	$1,600,000	—	—	—
Pro rata Bonus	—	$0	—	—	—
Performance-Based Shares(1)	—	—	—	—	$0
Time-Based Shares(2)	—	—	$3,129,930	—	$3,129,930
Stock Options(3)	—	—	—	—	—

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$0	$1,600,000	$3,871,930	$0	$3,129,930

Michael J. Graham:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination(9)	Death or Disability	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Base Salary	—	$390,000	—	—	—
Pro rata Bonus	—	—	—	—	—
Performance-Based Shares(1)	—	—	—	—	$0
Time-Based Shares(2)	—	—	$150,840	—	$150,840
Stock Options(3)	—	—	—	—	—

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$0	$390,000	$892,840	$0	$150,840

Paul R. Ryan:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Base Salary	—	$192,500	—	—	—
Pro rata Bonus	—	—	—	—	—
Performance-Based Shares(1)	—	—	$226,260	—	$265,180
Time-Based Shares(2)	—	—	$226,260	—	$265,180
Stock Options(3)	—	—	$0	—	$0

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$0	$192,500	$1,194,520	$0	$530,360

Todd H. Steele:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Base Salary	—	$192,500	—	—	—
Pro rata Bonus	—	—	—	—	—
Performance-Based Shares(1)	—	—	$226,260	—	$265,180
Time-Based Shares(2)	—	—	$226,260	—	$265,180
Stock Options(3)	$92,100	$92,100	$92,100	$92,100	$384,000

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$92,100	$284,600	$1,286,620	$92,100	$914,360

Robert E. Dowdell:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Stock Options(3)	$147,360	$147,360	$147,360	$147,360	$614,400

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$147,360	$147,360	$889,360	$147,360	$614,400

Stephen C. Fireng:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination(10)	Death or Disability	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Base Salary	—	$246,154	—	—	—
Pro rata Bonus	—	—	—	—	—
Performance-Based Shares(1)	—	—	$251,400	—	$300,050
Time-Based Shares(2)	—	—	$251,400	—	$300,050
Stock Options(3)	$61,400	$61,400	$61,400	$61,400	$256,000

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$61,400	$307,554	$1,306,200	$61,400	$856,100

Patrick K. Pesch:

Executive Benefits and Payments Upon Termination	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination(11)	Death or Disability	For Cause Termination	Change in Control (exercise of put right)(6)
Compensation:
Base Salary	—	—	—	—	—
Pro rata Bonus	—	—	—	—	—
Performance-Based Shares(1)	—	—	333,105	—	$398,783
Time-Based Shares(2)	—	—	$333,105	—	$398,783
Stock Options(3)	$540,463	$540,463	$540,463	$540,463	$1,915,312

Benefits and Perquisites:
Life Insurance Proceeds(4)	—	—	$700,000	—	—
Disability Benefits(5)	—	—	$42,000	—	—

Total:	$540,463	$540,463	$1,948,673	$540,463	$2,712,878

(1)	Performance-based share awards compensation in the events of voluntary termination, normal retirement, involuntary not for cause termination, and for cause termination includes the price of our Common Stock on December 31, 2007, multiplied by the number of vested and exercisable performance-based share awards. It does not include the unvested performance-based share awards which would either forfeit or cancel on December 31, 2007 in the case of these events.

Performance-based share awards compensation in the event of death or disability includes the price of our Common Stock on December 31, 2007 multiplied by the number of vested and unvested performance-based share awards. In the event of death or disability, all unvested performance-based share awards on the date of the event would vest immediately and become exercisable.

Performance-based share awards compensation in the event of a change in control includes the highest price of our Common Stock from November 2, 2007 through December 31, 2007, multiplied by the number of vested and unvested performance-based share awards. In the event of a change in control, all unvested performance-based share awards on the date of the event would immediately vest and become exercisable.

(2)	Time-based share awards compensation in the event of voluntary termination, normal retirement, involuntary not for cause termination, and for cause termination includes the price of our Common Stock on December 31, 2007, multiplied by the number of vested and exercisable time-based share awards. It does not include the unvested time-based awards which would either forfeit or cancel on December 31, 2007 in the case of these events.

Time-based share awards compensation in the event of death or disability includes the price of our Common Stock on December 31, 2007, multiplied by the number of vested and unvested time-based awards. In the event of death or disability, all unvested time-based awards on the date of the event would immediately vest and become exercisable.

Time-based share awards compensation in the event of a change in control includes the highest price of our Common Stock from November 2, 2007 through December 31, 2007, multiplied by the number of vested and exercisable time-based share awards. In the event of a change in control, all unvested time-based awards on the date of the event would immediately vest and become exercisable.

(3)	Stock options compensation in the event of voluntary termination, normal retirement, involuntary not for cause termination, and for cause termination includes the difference between the grant price and the price of our Common Stock on December 31, 2007, multiplied by the number of vested and exercisable stock option awards. It does not include the unvested stock option awards, which would either forfeit or cancel on December 31, 2007 in the case of these events.

Stock options compensation in the event of a change in control includes the difference between the grant prices and the highest price of our Common Stock from November 2, 2006 through December 31, 2006, multiplied by the number of vested and unvested stock option awards. In the event of a change in control, all unvested stock option awards on the date of the event would immediately vest and become exercisable.

Stock options compensation in the event of death or disability includes the difference between the grant prices and the price of our Common Stock on December 31, 2007, multiplied by the number of vested and unvested stock option awards. In the event of death or disability, all unvested stock awards on the date of the event would immediately vest and become exercisable

(4)	Company paid life insurance policy only.

(5)	This amount represents the maximum potential liability for short-term disability.

(6)	For all stock options and shares of restricted stock granted prior to early 2007, in the event of a “change in control,” among other things, (a) participants in the Career Education Corporation 1998 Employee Incentive Compensation Plan holding stock option awards as of the date of the change in control would have the right, giving notice to CEC during the 60-day period from and after the date of a change in control, to elect to surrender all or part of a stock option award to CEC and receive, within 30 days of such notice, cash in an amount equal to the amount by which the per share change of control price, as defined in the plan, exceeds the per share amount that the employee must pay to exercise the stock option award, multiplied by the number of stock options for which the employee has exercised this right, and (b) our Board of Directors would have full discretion to grant the director participants in the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan, by giving notice during a preset period, the right to surrender all or part of a stock option award to us and to receive cash in an amount equal to the amount by which the change in control price per share on the date of such election exceeds the per share amount that the plan participant must pay to exercise the stock option award, multiplied by the number of shares of Common Stock for which the director has exercised this right. Assumes a change in control price of $34.87 per share, the highest reported share price of a share of the Common Stock in a transaction reported on NASDAQ during the 60-day period prior to and including December 31, 2007, for all stock options and restricted stock granted prior to early 2007.

(7)	Pursuant to Mr. McCullough’s employment agreement (see “Employment Arrangements” above), upon an involuntary termination by us without cause, Mr. McCullough would be eligible to receive (i) a prorated bonus (if earned) for the year in which such termination occurs based on the portion of such year that Mr. McCullough was employed by us, and (ii) a lump sum payment equal to two times the average cash bonus paid to Mr. McCullough during the two years prior to such termination.

(8)	Pursuant to Mr. McCullough’s employment agreement, upon a termination of Mr. McCullough’s employment due to his death, Mr. McCullough would be eligible to receive a prorated bonus (if earned) for the year in which such termination occurs based on the portion of such year that Mr. McCullough was employed by us.

(9)	Pursuant to the terms of Mr. Graham’s Agreement (see “Employment Arrangements” above), during his first year of employment with us, if Mr. Graham’s employment is terminated by us without cause or by Mr. Graham for good reason, he would be eligible to receive severance benefits equal to one year of his base salary plus a prorated bonus (if earned) for the year in which such termination occurs based on the portion of such year that Mr. Graham was employed by us. If such a termination occurs after Mr. Graham has been employed by us for one year, Mr. Graham would be eligible to receive benefits pursuant to the Severance Plan.

(10)	Pursuant to the terms of the Fireng Agreement (see “Employment Arrangements” above), Mr. Fireng is eligible to receive a prorated bonus (if earned) for the portion of 2008 during which Mr. Fireng was employed by us.

(11)	As a result of his termination of employment with us on November 4, 2007, Mr. Pesch is eligible to receive a lump sum payment of $440,000 on the six (6) month anniversary of such termination.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised solely of “independent” directors, as that term is defined in the NASDAQ listing standards, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Patrick W. Gross (Chairperson)

Thomas B. Lally

Steven H. Lesnik

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Patrick W. Gross, Thomas B. Lally and Steven H. Lesnik served as members of the Compensation Committee during 2007.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Board of Directors maintains an Audit Committee comprised of three non-employee members of the Board of Directors. After reviewing the qualifications of the current members of the committee, and any relationships they may have with CEC that might affect their independence from CEC, the Board of Directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Chookaszian and Mr. Gross qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act.

The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee’s experience in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. CEC’s independent auditors are responsible for expressing an opinion on the conformity of CEC’s audited financial statements to generally accepted accounting principles in the United States.

In January 2008, the Board of Directors approved an amended and restated charter of the Audit Committee, with such charter attached as Appendix B to this Proxy Statement and posted on the Company’s website, www.careered.com. The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with management;

(2)	discussed with Ernst & Young LLP the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)	reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board’s Standard No. 1, and discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission.

AUDIT COMMITTEE

Dennis H. Chookaszian (Chairperson)

Patrick W. Gross

Thomas B. Lally

Principal Accounting Fees and Services

Ernst & Young LLP acts as the principal auditor for CEC and also provides certain audit-related, tax and other services. CEC has entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for CEC. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The Audit Committee pre-approves all services provided by Ernst & Young LLP to CEC. In some cases, this pre-approval is accomplished through policies and procedures adopted by the Audit Committee that provide a detailed description of the services that may be performed, as well as limits on the fees for the services. In pre-approving services, the Audit Committee considers whether such services are consistent with the Commission’s rules on auditor independence. The fees for the services provided by Ernst & Young LLP to CEC during the years ended December 31, 2007, and December 31, 2006, respectively, were as follows:

Audit Fees were $2,626,000 and $2,729,000 for the years ended December 31, 2007, and December 31, 2006, respectively. Audit Fees consisted of audit work performed in the preparation of financial statements, quarterly financial statement reviews, regulatory audits, consultation regarding financial accounting or reporting standards, and filings with the Commission. These fees included audit services related to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees were $82,500 and $35,000 for the years ended December 31, 2007, and December 31, 2006, respectively. Audit-Related Fees consisted of services that are traditionally performed by the independent auditor, including assistance with CEC’s response to comments from the Commission, employee benefit plan audits, agreed upon procedures report and other matters.

Tax Fees were $355,250 and $142,000 for the years ended December 31, 2007, and December 31, 2006, respectively. Tax Fees consisted of all services performed by the independent auditor’s tax personnel, except those related to the audit of financial statements, and include tax compliance, tax consulting, tax planning and non-recurring projects.

There were no fees billed by Ernst & Young LLP for Other Fees during the years ended December 31, 2007, and December 31, 2006.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal years ended December 31, 2007, and December 31, 2006.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock by (i) each Company director, (ii) each of the Named Officers and (iii) all Company directors and executive officers as a group.

	Common Stock Beneficially Owned as of March 20, 2008
Name	Shares of Common Stock Owned(1)	Restricted Shares	Subject to Stock Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
DIRECTORS
Dennis H. Chookaszian	—	—	160,000	160,000	*
David W. Devonshire	—	—	6,000	6,000	*
Robert E. Dowdell (2)	114,906	—	184,000	298,906	*
Patrick W. Gross	3,400	—	64,000	67,400	*
Thomas B. Lally	20,000	—	184,000	204,000	*
Steven H. Lesnik	1,500	—	58,000	59,500	*
Edward A. Snyder	—	—	6,000	6,000	*
Leslie T. Thornton	—	—	64,000	64,000	*

NAMED OFFICERS
Gary E. McCullough	36,000	205,500	64,475	305,975	*
Michael J. Graham	—	37,500	—	37,500	*
Paul R. Ryan	4,343	39,750	124,500	168,593	*
Todd H. Steele	18,665	39,750	185,500	243,915	*
Stephen C. Fireng (3)	1,878	—	110,750	112,628	*
Patrick K. Pesch	10,000	13,250	175,050	198,300	*
All directors and executive officers as a group (19 persons)	198,814	498,500	1,101,100	1,798,414	2.0%

*	Denotes beneficial ownership less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock that the person can vote or transfer, as well as shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 20, 2008.

(2)	Includes 38,377 shares of Common Stock held by Mr. Dowdell, as Custodian for Brian M. Dowdell under the Uniform Transfers to Minors Act; 31,977 shares of Common Stock held by Mr. Dowdell, as Custodian for Sharon T. Dowdell under the Uniform Transfers to Minors Act; 44,552 shares of Common Stock held indirectly by the Robert E. and Grace Dowdell Living Trust dated July 11, 1991 for which Mr. Dowdell is cotrustee.

(3)	The information relating to the Common Stock beneficially owned by Mr. Fireng is as of February 11, 2008, the date on which Mr. Fireng resigned from the Company.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth as of March 21, 2008, information with respect to the beneficial ownership of the Common Stock by each person known by CEC to own beneficially more than 5% of the outstanding shares of Common Stock.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Blum Capital Partners, L.P. (1)	11,566,670	12.9%
FMR LLC (2)	10,912,724	12.2
Prudential Financial, Inc. (3)	10,547,399	11.8
Morgan Stanley (4)	9,826,323	11.0
Highfields Capital Management LP (5)	5,789,857	6.5
LMM LLC (6)	5,100,000	5.7
Delta Partners LLC (7)	4,974,000	5.6

(1)	As reported on a Schedule 13D/A filed with the Commission on December 19, 2007 by Blum Capital Partners, L.P. (“Blum L.P.”), Richard C. Blum & Associates, Inc. (“RCBA Inc.”), Blum Strategic GP III, L.L.C. (“Blum GP III”), Blum Strategic GP III, L.P. (“Blum GP III LP”), Blum Strategic Partners III, L.P. (“Blum Strategic Partners III”), Blum Strategic GP IV, L.L.C. (“Blum GP IV L.L.C.”) and Blum Strategic GP IV, L.P. (“Blum GP IV LP”) and Saddlepoint Partners GP, L.L.C. (“Saddlepoint GP”). Blum L.P. is an investment advisor registered with the Commission. The sole general partner of Blum L.P. is RCBA Inc. According to the Schedule 13D/A, each of Blum L.P., RCBA Inc., Blum GP III, Blum GP III LP, Blum Strategic Partners III, Blum GP IV L.L.C., Blum GP IV LP and Saddlepoint GP have shared voting and dispositive power with respect to 11,566,670 shares of Common Stock. The principal business office address of each of Blum L.P., RCBA Inc., Blum GP III, Blum GP III LP, Blum Strategic Partners III and Saddlepoint GP is 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(2)

As reported on a Schedule 13G/A filed with the Commission on February 14, 2008 jointly by FMR and Edward C. Johnson 3d (“Mr. Johnson”), Fidelity Management & Research Company, a wholly-owned subsidiary of FMR (“Fidelity”), and Fidelity Low Priced Stock Fund. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G/A discloses that FMR has sole voting power with respect to 600,038 shares and sole dispositive power with respect to 10,912,724 shares of common stock. The Schedule 13G/A states that Mr. Johnson is the Chairman of FMR and that he and certain of his family members, through their ownership of Series B shares of common stock of FMR, representing 49% of the voting power of FMR, and the execution of a shareholders’ voting agreement, may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR. The Schedule 13G/A indicates that 10,312,686 shares are beneficially owned by Fidelity as a result of acting as an investment adviser to various investment companies (“ICs”). The ownership of one such IC, Fidelity Low Priced Stock Fund, amounted to 9,818,386 shares. Mr. Johnson, FMR, through its control of Fidelity, and the ICs each had sole dispositive power as to the 10,312,686 shares owned by the ICs. Neither Mr. Johnson nor FMR had sole voting power as to such shares, as such power resides with the ICs’ Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G/A indicates that 600,000 shares are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as an investment advisor to institutional accounts, non-U.S. mutual funds and other investment companies. Mr. Johnson and FMR, through their control of PGALLC, each has the dispositive power over 600,000 shares and sole power to vote or to direct voting of 600,000 shares of common stock owned by the institutional accounts or funds advised by PGALLC. The Schedule 13G/A further indicates that 38 shares are beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, as a result of its serving as investment manager of institutional accounts owning such shares. The address of each of FMR, Mr. Johnson, Fidelity and Fidelity Low Priced Stock Fund is 82 Devonshire Street, Boston, Massachusetts 02109. The address of each of PGALLC and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	As reported on a Schedule 13G/A filed with the Commission on February 11, 2008 by Prudential Financial, Inc. (“Prudential”), and as reported on a Schedule 13G/A filed with the Commission on February 14, 2008 by Jennison Associates LLC, a subsidiary of Prudential (“Jennison”). According to the Schedule 13G/A filed by Prudential, Prudential has (a) sole voting and dispositive power with respect to 1,632,032 shares of Common Stock; (b) shared voting power with respect to 8,374,867 shares of Common Stock; and (c) shared dispositive power with respect to 8,915,367 shares of Common Stock. According to the Schedule 13G/A filed by Jennison, of those shares deemed to be beneficially held by Prudential, 6,610,174 shares are beneficially held by Jennison, 6,356,974 shares for which Jennison possesses sole voting power, and 6,610,174 shares for which Jennison possesses shared dispositive power. The address of Prudential is 751 Broad Street, Newark, New Jersey 07102.

(4)	As reported on Schedule 13G/A filed with the Commission on February 14, 2008 by Morgan Stanley and Morgan Stanley Investment Management, Inc. (“MSIM”). Morgan Stanley has sole voting power with respect to 8,131,740 shares of Common Stock and sole dispositive power with respect to 9,826,323 shares of Common Stock. Of those shares deemed to be beneficially held by Morgan Stanley, 4,836,809 shares are beneficially held by MSIM, 4,531,273 shares for which MSIM possesses sole voting power, and 4,836,809 shares for which MSIM possesses sole dispositive power. The Schedule 13G/A stated that the securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned by MSIM. MSIM is a wholly-owned subsidiary of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(5)	As reported on a Schedule 13G/A filed with the Commission on February 14, 2008 by Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P. The address for Highfields is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

(6)	As reported on Schedule 13G filed with the Commission on February 14, 2008 by LMM LLC and Legg Mason Opportunity Trust. LMM and Legg Mason have shared voting and dispositive power with respect to 5,100,000 shares of Common Stock. The Schedule 13G stated that the interest of one account, Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc. an investment company registered under the Investment Company Act of 1940 and managed by LMM LLC, was 5,100,000 shares of Common Stock. The address of LMM and Legg Mason is 100 Light Street, Baltimore, Maryland 21202.

(7)	As reported on Schedule 13G/A filed with the Commission on February 11, 2008 by Delta Partners LLC (“Delta”) and Charles Jobson (“Jobson”). Delta and Jobson have shared voting and dispositive power with respect to 4,494,000 shares of Common Stock. The Schedule 13G/A provides that shares reported for Delta and Jobson include shares beneficially owned by Prism Partners L.P., Prism Offshore Fund Limited, Prism Partners QP, LP and one separate account. The address of Delta and Jobson is One International Plaza, Suite 2401, Boston, Massachusetts 02110.

PROPOSAL 2

APPROVAL OF CAREER EDUCATION

CORPORATION 2008 INCENTIVE COMPENSATION PLAN

We are requesting our stockholders to vote in favor of adopting the Career Education Corporation 2008 Incentive Compensation Plan (referred to in this proposal as the “2008 Plan”). On March 20, 2008, our Board of Directors adopted the 2008 Plan, subject to approval by our stockholders. If our stockholders approve the 2008 Plan, it will become effective on the date of the Annual Meeting, and it will replace the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “1998 Plan”) and the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan (the “Director Plan”). The description of certain key features of the 2008 Plan is subject to the specific provisions in the full text of the 2008 Plan, which is attached as Appendix A to this Proxy Statement.

The approval of the 2008 Plan is important for many reasons. Among other things, stockholder approval of the 2008 Plan is necessary in order for us to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) of the Code (“Section 162(m)”), which exception is discussed in the Compensation Discussion and Analysis section above; the Director Plan has an insignificant number of shares of Common Stock available for issuance, which requires us to make awards to non-employee directors from the 1998 Plan; and the 2008 Plan is designed to ensure that future incentive compensation awards are made in compliance with Section 409A of the Code, which governs a broad range of deferred compensation arrangements, including many awards available under the 2008 Plan.

Purposes and Eligibility

The purposes of the 2008 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors are eligible to participate in the 2008 Plan.

Shares Authorized for Issuance

Under the 2008 Plan, 6,000,000 shares of our common stock are authorized for initial issuance, which will be increased by the number of shares (1) remaining, as of the effective date of the 2008 Plan, for issuance under the 1998 Plan and the Director Plan, (2) that become available under the 2008 Plan, the 1998 Plan and the Director Plan pursuant to forfeiture, termination, lapse of restrictions or satisfaction of a share-based award in cash or other property other than with shares, and (3) needed to substitute shares subject to awards held by individuals of a company acquired by us (also described as “substitute awards” below). The number of shares available under the 2008 Plan will be reduced by one (1) for each share delivered as a result of the exercise of a stock option. Except with respect to a stock appreciation right payable only in cash (in which case the number of available shares will not be reduced), the number of shares available under the 2008 Plan will be reduced by the greater of (a) the number of shares delivered upon exercise of a stock appreciation right, and (b) the number of shares underlying such right (i.e., shares associated with a stock appreciation right reduce the number of shares available under the 2008 Plan on a gross basis rather than a net basis). Each share delivered pursuant to the 2008 Plan in respect of an award other than a stock option, stock appreciation right or substitute award will reduce the number of shares available under the 2008 Plan by 1.67. The 2008 Plan provides that shares used to pay the exercise price or required tax withholding for an award under the 2008 Plan will not be available for future awards under the 2008 Plan. As of March 3, 2008, there were approximately 2,995,036 shares remaining available for issuance under the 1998 Plan and there were approximately 4,109,660 shares that were potentially subject to forfeiture under the 1998 Plan. As of March 3, 2008, there were approximately 210,246 shares remaining available for issuance under the Director Plan and there were approximately 754,000 shares that were potentially subject to forfeiture under the Director Plan.

Administration and Types of Awards

The 2008 Plan is administered by the Compensation Committee of our Board of Directors, which interprets the 2008 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards.

The 2008 Plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights, or SARs;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	performance units;

•	annual incentive awards; and

•	substitute awards.

Stock Options.    Options may be granted by the Compensation Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2008 Plan). The exercise price for all stock options granted under the 2008 Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Common Stock on the date of grant. Further, stockholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the Common Stock on the date of grant.

The term of all stock options granted under the 2008 Plan will be determined by the Compensation Committee generally not to exceed 10 years, and the term of an incentive stock option may not exceed 10 years (five years for incentive stock options granted to stockholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 in incentive stock options in any calendar year, any incentive stock options in excess of $100,000 granted during the same year will be treated as non-qualified stock options. Each option gives the participant the right to receive a number of shares of Common Stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the share acquired on exercise) personal check, wire transfer or, if approved by the Compensation Committee, shares of Common Stock or restricted common stock.

The 2008 Plan prohibits the repricing of stock options. For this purpose, “repricing” means (1) lowering of the exercise price of a stock option after it is granted, (2) cancelling a stock option at a time when the exercise price exceeds the fair market value of the underlying Common Stock in exchange for another award (except in the case of certain adjustments permitted by the 2008 Plan and described in the Adjustments section below), and (3) any other action which is treated as repricing under generally accepted accounting principles. The 2008 Plan provides that dividend equivalents will not be payable with respect to stock options.

Stock Appreciation Rights or SARs.    All SARs must be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the 2008 Plan). SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the 2008 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of the Common Stock over a specified price, known as the strike price, fixed by the Compensation Committee, which will not be less than 100% of the fair market value of the Common Stock on the grant date of the SAR. Payment may be made in cash, shares of the Common Stock, or other property, in any combination as determined by the Compensation Committee. The 2008 Plan prohibits the repricing of SARs (as described in the Stock Options section above). The 2008 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted Stock and Restricted Stock Units.    Restricted stock is Common Stock that is forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive shares of Common Stock, conditioned upon the satisfaction of restrictions imposed by the Compensation Committee. The Compensation Committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event. Restricted stock which vests based upon continued employment will not be subject to restrictions of less than three (3) years, and restricted stock which vests based on attainment of specified performance goals will not be subject to restrictions of less than one (1) year. Participants do not have voting rights in restricted stock units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units.

Deferred Stock.    Deferred stock is the right to receive shares of Common Stock at the end of a specified deferral period. The Compensation Committee will determine the number of shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period.

Performance Units.    Performance units are any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, shares of Common Stock or restricted stock units. The Compensation Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Annual Incentive Awards.    The 2008 Plan includes annual incentive awards. The Compensation Committee will determine the amounts and terms of all annual incentive awards, including performance goals, which may be weighted for different factors and measures. In the case of annual incentive awards intended to satisfy Section 162(m), the Compensation Committee will designate individuals eligible for annual incentive awards within the first 90 days of the year for which the annual incentive award will apply and will certify attainment of performance goals within 60 days following the end of each year. In addition, the Compensation Committee will establish the threshold, target and maximum annual incentive award opportunities for each participant. Annual incentive awards may be paid in cash, shares of Common Stock, restricted stock, options or any other award under the 2008 Plan.

Substitute Awards.    Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines.

Performance-Based Compensation

The objective performance criteria for awards (other than stock options and SARs) granted under the 2008 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) and are to be based on one or more of the following measures:

•	earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss (either in the aggregate or on a per-share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-share basis);

•	free cash flow (either in the aggregate or on a per-share basis);

•	costs;

•	gross revenues;

•	reductions in expense levels;

•	operating and maintenance cost management and employee productivity;

•	share price or total shareholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	net economic value;

•	economic value added;

•	aggregate product unit and pricing targets;

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of educational, accreditation or compliance (Institutional Self Assessments) goals;

•	Achievement of objectives relating to diversity, employee turnover, student retention rates, student graduation rates and/or student placement rates;

•	results of customer satisfaction surveys; and/or

•	debt ratings, debt leverage and debt service.

In any calendar year, no participant may be granted awards for options or SARs that exceed, in the aggregate, 500,000 underlying shares of Common Stock. In any calendar year, no participant may be granted awards for restricted stock, deferred stock, restricted stock units or performance units (or any other award other than options or SARs which is determined by reference to the value of shares or appreciation in the value of shares) that exceed, in the aggregate, 250,000 underlying shares of Common Stock. No participant may be granted a cash award for any calendar year, the maximum payout for which would exceed $3.0 million. No participant may be granted a cash award for a performance period of more than one year, the maximum payout for which would exceed $5.0 million. These limits are higher than we expect to be needed for awards under the 2008 Plan, and are included in the 2008 Plan to comply with the requirements for deductibility of awards subject to Section 162(m).

Change in Control

Unless provided otherwise in an award agreement, a participant’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met upon the involuntary termination of such participant’s employment or service without cause during the two-year period following the occurrence of a change in control. In addition, the Compensation Committee may, in order to maintain a participant’s rights in the event of any change in control of CEC, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the Compensation Committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of the Common Stock as of the date of the change in control. Under the 2008 Plan, the Compensation Committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of the Common Stock as of the date of the change in control. If the Compensation Committee determines that such an award should be cashed out, the participant will receive the lesser of the fair market value of a share of the Common Stock on the date of the change in control or the price paid per share in the transaction that constitutes the change in control.

For purposes of the 2008 Plan, a “change in control” occurs when (1) any corporation, person or other entity, including a group, becomes the beneficial owner of more than 35% of our then-outstanding Common Stock, (2) the stockholders approve an agreement to merge or consolidate CEC or to sell or dispose of CEC’s assets, and following such a transaction the members of CEC’s Board of Directors prior to such transaction no longer constitute a majority of the board of directors of the company surviving after such transaction, (3) there is a consummation of a plan of liquidation of CEC, or (4) within any 24-month period a majority of our Board of Director positions are no longer held by (a) individuals who were members of the Board of Directors at the beginning of such 24-month period (the “Initial Board Members”) and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest). With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A compliant, definition of “change in control” applies.

For purposes of the 2008 Plan, “cause” means (1) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty, (2) violation of our code of conduct or code of ethics, (3) commission of a criminal activity, fraud or embezzlement, (4) failure to reasonably cooperate in any investigation or proceeding concerning us, (5) any unauthorized disclosure or use of confidential information or trade secrets, or (6) any violation of any restrictive covenant (such as a non-compete, non-solicit or non-disclosure agreement), in each case as determined by the Compensation Committee. However, if a participant is subject to an employment agreement with us that contains a different definition of “cause,” the definition contained in the employment agreement will control.

Termination of Employment or Service

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by the participant’s without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 90 days after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment due to retirement, such participant’s stock options or SARs will continue to vest over the three (3) year period following such termination, and, to the extent vested, will remain exercisable during the three

(3) year period following such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s voluntary termination of employment or service (and not due to such participant’s death, disability or retirement), such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, (1) with respect to restricted stock, in the event of a participant’s termination of employment or service for any reason other than death or disability, all unvested shares will be forfeited to us, and (2) upon termination because of death or disability, all unvested shares of restricted stock will immediately vest.

Amendment and Termination

Unless the 2008 Plan is earlier terminated by our Board of Directors, the 2008 Plan will automatically terminate on the earlier of (1) the date all shares subject to the 2008 Plan have been purchased or acquired and the restrictions on all restricted stock granted under the 2008 Plan have lapsed, and (2) ten years from the 2008 Plan’s effective date. Awards granted before the termination of the 2008 Plan may extend beyond that date in accordance with their terms. The Compensation Committee is permitted to amend the 2008 Plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent and no such action or amendment may violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NASDAQ Global Select Market.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2008 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award to certain family members specified in the 2008 Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2008 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Non-United States Participants

The Compensation Committee may make adjustments or modifications to awards, authorize appropriate procedures and subplans, and grant awards or substitutes for awards to permit eligible individuals who are employed outside the United States to participate in the 2008 Plan or to otherwise conform to the laws or practices of non-U.S. jurisdictions.

Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2008. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options.    The grant of stock options under the 2008 Plan will not result in taxable income to the recipient of the option or an income tax deduction for CEC. However, the transfer of Common Stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for CEC, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for CEC in the amount by which the fair market value of the shares of Common Stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for CEC if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. CEC would be entitled to a tax deduction equal to the amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights.    The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for CEC. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Common Stock received are taxable to the participant as ordinary income and such amount will be deductible by CEC.

Restricted Stock.    Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of Common Stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, CEC will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred Stock.    The granting of deferred stock generally should not result in taxable ordinary income to the recipient of a deferred stock, or a tax deduction for CEC. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by CEC. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock and any violation of Section 409A may result in potential acceleration of income taxation, as well as interest and tax penalties to the participant.

Other Awards.    The granting of restricted stock units, performance units or an annual incentive award generally should not result in the recognition of taxable income by the recipient or a tax deduction by CEC. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by CEC. If the award consists of shares of Common Stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and CEC will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of Common Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and CEC will be entitled to a corresponding tax deduction.

Section 162(m) of the Code.    Under Section 162(m) of the Code, we may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Section 280G of the Code.    Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2008 Plan in connection with a “change in control” of CEC might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and CEC would be denied a tax deduction for the amount of the excess parachute payment. However, the 2008 Plan provides for an automatic reduction of a participant’s awards under the Amended Plan to the extent that an award would result in any excess parachute payment that would trigger such an excise tax, unless the participant is party to a written agreement with the Company that provides for other treatment with respect to such excess parachute payments.

New Plan Benefits

CEC cannot determine the amounts of awards that will be granted under the 2008 Plan or the benefits of any awards to the executive officers named in the Summary Compensation Table, the executive officers as a group, or employees who are not executive officers as a group. Under the terms of the 2008 Plan, the number of awards to be granted is within the discretion of the Compensation Committee.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, to serve as independent auditors of CEC for the year ending December 31, 2008. This firm has audited the accounts of CEC since 2002.

Stockholder ratification of the selection of Ernst & Young LLP as CEC’s independent auditors is not required by CEC’s By-Laws or otherwise. However, the Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors’ appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment. Notwithstanding this selection, and the ratification of this selection by stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of CEC and its stockholders.

It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of CEC’s financial statements for the year ending December 31, 2008.

MISCELLANEOUS AND OTHER MATTERS

Proposals of Stockholders—In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2009 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 120 days prior to April 4, 2009. In addition, Article II, Section 2.5 of the Company’s By-Laws (the “Notice Provision”) provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, not less than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. Proposals of stockholders intended to be considered at CEC’s 2009 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 90 days prior to May 13, 2009.

Discretionary Proxy Voting Authority/Untimely Stockholder Proposals—Rule 14a-4(c) promulgated under the Exchange Act governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the Notice Provision, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders that does not include all of the information required by Rule 14a-4(c) promulgated under the Exchange Act, such proposal will be considered timely but deficient, and the Company’s proxy statement may confer discretionary authority with respect to such proposal if the Company includes, in its proxy statement, advice on the nature of the matter and how the Company intends to exercise its discretion to vote on such matter.

Additional Information—CEC will furnish, without charge, a copy of its Annual Report on Form 10-K for its year ended December 31, 2007, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed CEC’s reasonable expenses in connection therewith. Requests for such materials should be directed to Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169, Attention: Investor Relations Department. Such information may also be obtained free of charge by accessing the Company’s website at www.careered.com under the caption “Investor Relations.”

Cost of Solicitation—The cost of CEC’s proxy solicitation will be borne by CEC. CEC has retained Georgeson, Inc., a professional proxy solicitation firm, at an estimated cost of $15,000, plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. Georgeson, Inc. may solicit votes personally or by telephone, mail, or other electronic means for a fee of $5.00 per completed call. CEC may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at CEC’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by CEC for their reasonable out-of-pocket expenses of solicitation. Original solicitation of proxies by mail may be supplemented by further mailing or personal conversations, or by telephone, facsimile or electronic means by directors, officers or other employees of CEC. No additional compensation will be paid to directors, officers or other employees for such services.

By order of the Board of Directors,

Jeffrey D. Ayers

Senior Vice President, General Counsel and

Corporate Secretary

Hoffman Estates, Illinois

April 4, 2008

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,

DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2008.

The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, Annual Report to Stockholders for the year ended December 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2007 are available at www.careered.com under “Annual Meeting Materials” in the “Investor Relations” section.

APPENDIX A

Career Education Corporation

2008 Incentive Compensation Plan

A-i

A-ii

A-iii

Career Education Corporation

2008 Incentive Compensation Plan

Section 1.

Establishment, Purpose and Duration

1.1 Effective Date and Purpose. Career Education Corporation, a Delaware corporation (the “Company), hereby establishes the Career Education Corporation 2008 Incentive Compensation Plan (the “Plan”). The Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees, consultants and directors to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders. The Plan was approved by the Board on March 20, 2008, subject to approval by the Company’s stockholders. The Plan became effective on May 13, 2008 (the “Effective Date”), which was the date approval by the Company’s stockholders was obtained.

1.2 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.

Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1 “Annual Incentive Award” means a performance bonus determined under Section 12.

2.2 “Award” means any Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Share, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Dividend Equivalent or Annual Incentive Award.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

2.4 “Beneficiary” means the Person designated to receive Plan benefits, if any, following the Grantee’s death in accordance with Section 16.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (i) to the extent that the Grantee has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (ii) if there is no employment agreement in effect between the Company and the Grantee as of the first day of such Year or if the employment agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee).

2.7 “Cause” means, as determined by the Committee, the occurrence of any one of the following: (i) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (ii) a violation of the Company’s Code of Conduct or Code of Ethics, as applicable; (iii) commission of a criminal activity, fraud or embezzlement; (iv) a failure to reasonably cooperate in any investigation or proceeding concerning CEC; (v) any unauthorized disclosure or use of confidential information or trade secrets; or (vi) any violation of any restrictive covenant, such as a non-compete, non-solicit or non-disclosure agreement, between an Eligible Person and any Employer; provided, however, that in the event a Grantee is party to an employment agreement with the Company or a Subsidiary that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.

2.8 “Change in Control” means, with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; (ii) (A) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company’s assets, and (B) the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof; (iii) the consummation of a plan of liquidation; or (iv) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

“Change in Control” means, with respect to Deferred Compensation Awards, the occurrence of one or more of any of the following:

(a) A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(b) A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(c) A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to all or substantially all of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) an entity, 50% or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

(iii) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or

(iv) an entity, at least 50% of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in clause (iii) of this paragraph 2.8(c).

For purposes of this definition, Gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” shall have the meaning ascribed to such term in Treas. Reg. Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

For all purposes of the latter definition of Change in Control that applies to Deferred Compensation Awards, stock ownership is determined under Code Section 409A. This latter definition of Change in Control is intended to comply with Code Section 409A for purposes of payment of any Deferred Compensation Awards. Accordingly, any interpretation or determination of the Committee regarding the payment of such Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Code Section 409A.

2.9 “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” has the meaning set forth in Section 3.1(a).

2.11 “Common Stock” means common stock, par value $.001 per share, of the Company.

2.12 “Company” has the meaning set forth in Section 1.1.

2.13 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.14 “Deferred Compensation Award” means an Award that could be subject to liability under Code Section 409A and does not qualify for an exemption from Code Section 409A coverage.

2.15 “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.16 “Disability” means, as determined by the Committee, a mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense. Notwithstanding the foregoing, with respect to any Deferred Compensation Award, Disability shall mean a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Committee.

2.17 “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.18 “Effective Date” has the meaning set forth in Section 1.1.

2.19 “Eligible Person” means any employee of an Employer, non-employee director of the Company or consultant engaged by an Employer.

2.20 “Employer” means the Company or any Subsidiary.

2.21 “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

2.22 “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.23 “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the Nasdaq National Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

2.24 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.25 “Grantee” means an Eligible Person who has been granted an Award.

2.26 “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.27 “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.28 “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.29 “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.30 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

2.32 “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.33 “Performance Measures” has the meaning set forth in Section 4.4(a).

2.34 “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.35 “Performance Unit” means any grant pursuant to Section 11 of (i) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goals specified by the Committee, or (ii) a unit valued by reference to a designated amount of property other than Shares.

2.36 “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.37 “Plan” has the meaning set forth in Section 1.1 of this Plan, and also includes any appendices hereto.

2.38 “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.39 “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

2.40 “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.41 “Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age 55 with five (5) years of service with an Employer, as determined by the Committee.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.43 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.44 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.45 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.46 “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.

2.47 “Share” means a share of the Common Stock.

2.48 “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.49 “Strike Price” means the per Share price used as the baseline measure for the value of an SAR, as specified in the applicable Award Agreement.

2.50 “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Sections 414(b) and 414(c) of the Code if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2.

2.51 “Substitute Award” has the meaning set forth in Section 5.6.

2.52 “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.53 “Termination of Service” occurs (i) on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee, director or consultant or (ii) with respect to an individual who is an employee or consultant to a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service. Notwithstanding the foregoing, in the case of a Deferred Compensation Award, Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A or as otherwise set forth in an Award Agreement or deferral election form pursuant to the Plan.

2.54 “Year” means a calendar year.

Section 3.

Administration

3.1 Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under Delaware General Corporation Law, to the Chief Executive Officer or Chief Financial Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2 Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any performance goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e) to determine the Term, as applicable;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may be exercised;

(h) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Sections 162(m), 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for an Eligible Person outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

(j) to determine whether a Grantee has a Disability or a Retirement;

(k) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(l) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(m) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(n) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(o) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(o) and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.

Shares Subject to the Plan and Adjustments

4.1 Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed the sum of (i) six million (6,000,000), plus (ii) the number of remaining Shares under the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “1998 Plan”) and the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan (the “Director Plan”) (not subject to outstanding awards under the 1998 Plan and the Director Plan and not delivered out of the Shares reserved thereunder) as of the Effective Date of this Plan, plus (iii) the number of Shares that became available under the 1998 Plan and the Director Plan after the Effective Date of this Plan pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than Shares (the combined total of (i), (ii) and (iii) being referred to as the “Available Shares”). For purposes of this Section 4.1(a), (x) each Share delivered pursuant to the exercise of an Option shall reduce the Available Shares by one (1) Share; (y) a number equal to the greater of each Share delivered upon exercise of a SAR and the number of Shares underlying such SAR (whether the distribution is made in cash, Shares or a combination of cash and Shares) shall reduce the Available Shares by one (1) Share, other than an SAR that, by its terms, from and after the Grant Date thereof is payable only in cash, in which case the Available Shares shall not be reduced; and (z) each Share delivered pursuant to an Award, other than an Option, SAR or Substitute Award, shall reduce the Available Shares by 1.67 Shares. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Award is settled in cash, the Shares subject to such Award that are not delivered shall be again available for grants under the Plan.

(b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

4.2 Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

4.3 Compliance With Code Section 162(m).

(a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. No Grantee may be granted Awards for Options, or SARs with respect to a number of Shares in any one (1) calendar year exceeding 500,000 Shares. No Grantee may be granted Awards for Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award other than Options or SARs which is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) calendar year exceeding 250,000 Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares which may be granted to a Grantee in any calendar year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award, the maximum payout for which would exceed $3,000,000 during any calendar year. No Grantee may be granted a cash Award for a Performance Period of more than one (1) Year, the maximum payout for which would exceed $5,000,000.

4.4 Performance Based Exception Under Section 162(m).

(a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i) Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii) Earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

(iv) Operating profit;

(v) Cash flow (either in the aggregate or on a per-Share basis);

(vi) Free cash flow (either in the aggregate on a per-Share basis);

(vii) Costs;

(viii) Gross revenues;

(ix) Reductions in expense levels;

(x) Operating and maintenance cost management and employee productivity;

(xi) Share price or total shareholder return (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(xii) Net economic value;

(xiii) Economic value added;

(xiv) Aggregate product unit and pricing targets;

(xv) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xvi) Achievement of educational, accreditation or compliance (Institutional Self Assessments) goals;

(xvii) Achievement of objectives relating to diversity, employee turnover, student retention rates, student graduation rates and/or student placement rates;

(xviii) Results of customer satisfaction surveys; and/or

(xix) Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b) Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or which are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARS. Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her Disability, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service due to his or her Retirement, (A) the Options or SARs shall continue to vest during the three (3) year period following such Termination of Service, and (B) to the extent vested, such Options or SARs shall remain exercisable for the three (3) year period following such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of the three (3) year period following a Termination of Service due to the Grantee’s Retirement, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(iii) If the Grantee incurs a Termination of Service due to his or her death, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(iv) If the Grantee incurs a Termination of Service by an Employer without Cause, the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of ninety (90) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such 90 day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(v) If the Grantee incurs a Termination of Service which is voluntary on the part of the Grantee (and not due to Disability, death or Retirement), the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of thirty (30) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such 30 day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(vi) If the Grantee incurs a Termination of Service for Cause or a Termination of Service by the Grantee other than due to Disability, death or Retirement, all Options and SARs shall be immediately canceled and forfeited to the Company.

(b) Restricted Stock. Except as otherwise provided in an Award Agreement:

(i) If Termination of Service occurs by reason of the Grantee’s death or Disability, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to the applicable Restrictions.

(ii) If Termination of Service occurs for any reason other than the Grantee’s death or Disability while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.

(c) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d) Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original Term), or provide that any Award shall in whole or in part not be forfeited upon such Termination of Service. Notwithstanding the preceding sentence, the Committee shall not have the authority under this Section 5.3(d) to take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Code Section 409A to be subject thereto (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Non-Qualified Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or and similar entity of which all of the partners, members or stockholders are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or is in violation of any restrictive covenant or other agreement with an Employer.

5.6 Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

5.7 Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.8 No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (not to exceed ten (10) years from its Grant Date unless the Committee otherwise specifies in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3 Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of shareholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (i) lowering the exercise price of an Option or SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; (iii) cancelling an Option or SAR at a time when its exercise prices exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, Restricted Stock, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section 4.2

6.4 Vesting. Shares subject to an Option shall become vested and exercisable as specified in the applicable Award Agreement.

6.5 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Notwithstanding the foregoing and Sections 3.2(o) or 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6 Exercise and Payment

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check or wire transfer;

(ii) with the approval of the Committee, Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) The Committee may in its discretion specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

(c) At the discretion of the Committee and subject to applicable law, the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option on such terms and conditions as the Committee may determine.

(d) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including, evidence of authority of such Person or Persons to exercise the Option.

(e) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.

Stock Appreciation Rights

7.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis only (i.e., not in tandem with an Option). The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement, no SAR grant shall have a Term of more than ten (10) years from the date of grant of the SAR.

7.3 Strike Price. The Strike Price of an SAR shall be determined by the Committee in its sole discretion; provided that the Strike Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4 Vesting. Shares subject to an SAR shall become vested and exercisable as specified in the applicable Award Agreement.

7.5 Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of an SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6 Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs which it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.

Restricted Stock

8.1 Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

8.3 Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4 Vesting. Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount. Except as otherwise provided pursuant to Sections 5.3(b) or 13, (a) in the case of a Restricted Stock Award which is conditioned upon the attainment of specified performance goals by the Grantee with the Company or a Subsidiary (including a division or business unit of the Company or a Subsidiary), the Restrictions shall last for no less than one (1) year, or (b) in the case of a Restricted Stock Award which is conditioned solely upon the continuous employment by the Grantee with the Company or a Subsidiary, the Restrictions shall last for no less than three (3) years. During the mandated one-year and three-year period of Restrictions, as applicable, the Committee may not waive the restrictions for all or any part of such Award.

8.5 Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock or the exercise price of the Option, as applicable, and (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7 Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

Section 9.

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(2), (3) and (4) of the Code, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2 Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A. The Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

9.3 Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU

Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(b) Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.

Deferred Stock

10.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(a)(2), (3), and (4) of the Code, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2 Award Agreement . Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.

10.3 Deferred Stock Elections

(a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, and/or bonus (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or bonus or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Secretary of the Company no later than December 31 of the year preceding the calendar year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it will be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which the Deferral Election is permitted.

(c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation § 1.409A-2(b).

10.4 Deferral Account

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary or estate, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (1) a specified date (as contemplated by applicable guidance under Code Section 409A), (2) a Change in Control (within the meaning of the definition that applies to Deferred Compensation Awards), (3) the Grantee’s “separation from service” as provided in Code Section 409A(2)(A)(i), (4) the Grantee’s death, (5) the Grantee’s Disability or (6) an “unforeseeable emergency” of the Grantee as provided in Code Section 409A(2)(A)(vi).

Section 11.

Performance Units

11.1 Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

11.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance

Unit shall have an initial value that is established by the Committee at the time of grant. The performance goals for Awards of Performance Units shall be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. No payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If performance goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

11.3 Earning of Performance Units. Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of performance goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

11.4 Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

11.5 Dividend Rights. At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units which have been earned, but not yet delivered to the Grantee.

Section 12.

Annual Incentive Awards

12.1 Annual Incentive Awards. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of such year. The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2 Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum. The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable for any Year.

(b) Establishment of Performance Goals and Bonus Opportunities. The Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of the Year. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c) Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d) Termination of Service. If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and in the absence of such determination by the Committee the Grantee shall receive no Annual Incentive Award for such Year.

12.3 Time of Payment of Annual Incentive Awards. Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than two and one-half months after the end of such Year.

12.4 Form of Payment of Annual Incentive Awards.

(a) An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

Section 13.

Change in Control

13.1 Acceleration of Vesting. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (i) an event satisfying the definition of “Change in Control” with respect to a particular Award, and (ii) during the two (2) year period immediately following such event, an involuntary Termination of Service of a Grantee who holds such Award by an Employer for a reason other than Cause, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable; provided, however, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable.

13.2 Special Treatment In the Event of a Change in Control. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is greater than the Change in Control Price; or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Strike Price, multiplied by (y) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (i) the per Share Fair Market Value as of the date of the Change in Control, or (ii) the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 14.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Unless otherwise provided in the Award Agreement or in Sections 9 and 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Sections 9 and 10 of the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited.

Section 15.

Amendments and Termination

15.1 Amendment and Termination. Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that (a) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A. Subject to the foregoing, the Committee may amend the Plan at any time provided that (i) no amendment shall impair the rights of any Grantee under any Award theretofore granted without such Grantee’s consent, and (ii) any amendment shall be subject to approval or rejection of the Board. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Grantee without such Grantee’s consent, nor shall any such amendment reduce an Option Price or the period of Restrictions. Notwithstanding the foregoing, the Board shall have the authority to amend the Plan and outstanding Awards to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without a Grantee’s consent and without stockholder approval.

15.2 Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(o), 5.5, 15.1 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

Section 16.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Section 17.

Withholding

17.1 Required Withholding

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or an SAR or upon the lapse of Restrictions on an Award or upon payment of any benefit or right under this Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or an SAR or upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or an SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2 Notification under Section 83(b) of the Code. If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.

General Provisions

18.1 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws and applicable federal law.

18.2 Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.4 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5 Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6 Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (i) adopt such amendments to the

Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award.

18.7 Mitigation of Excise Tax. If any payment or right accruing to a Grantee under this Plan (without the application of this Section 18.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 18.7 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes. Notwithstanding the foregoing, in the event a Grantee is a party to a written agreement with the Company or a Subsidiary that provides for more favorable treatment for the Grantee regarding Section 280G of the Code, including, but not limited to, the right to receive a gross-up payment for the excise tax under Section 4999 of the Code, such agreement shall be controlling.

18.8 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.9 Awards Not Taken Into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.10 Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an employment agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

18.11 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.12 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.13 No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

18.14 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.15 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other neuter genders. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

18.17 Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control.

APPENDIX B

CAREER EDUCATION CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

A. Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and such other duties as directed by the Board relating to the accounting, auditing, financial reporting and internal control functions of the Company. The Committee shall oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent registered public accounting firm (the “Independent Auditors”) to prepare and issue an audit report on the financial statements of the Company, and the performance of the Company’s Internal Audit Department and Independent Auditors. The Committee shall also review and assess the qualitative aspects of financial reporting to stockholders and the Company’s processes to manage business and financial risk.

B. Membership

The Committee shall be comprised of three or more directors, as determined by the Board upon the recommendation of the Company’s Nominating and Governance Committee, each of whom shall be “independent,” as required by applicable securities laws, rules and regulations, the rules of The NASDAQ Stock Market or of any securities exchange or market on which securities of the Company are listed, and any other applicable requirements. Each member of the Committee shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”).

C. Authority and Responsibilities

The Committee shall have the authority necessary to discharge its duties and responsibilities under this Charter. The Committee has sole authority to retain and terminate independent counsel or other experts or consultants, as it deems appropriate, including sole authority to approve fees and other retention terms. The Company will provide the Committee with appropriate funding, as the Committee determines, for the payment of compensation to the Independent Auditors, independent counsel and other advisors as it deems appropriate, and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee will have access to the Company’s books, records, facilities and personnel.

The Committee’s authority and responsibilities in discharging its obligations under this Charter are delineated as follows:

Independent Auditors

1.

Be directly responsible for the appointment, compensation, retention, replacement or termination and oversight of the work of the Independent Auditors, including resolution of disagreements between the Company’s management and the Public Accountants regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Independent Auditors shall report directly to the Committee.

2.	Pre-approve all audit services, review and permitted non-audit services (including the fees, terms and scope thereof) to be performed for the Company by the Independent Auditors, in a manner consistent with applicable law and policies established by the Committee. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Committee for ratification at its next meeting.

3.	Review the Independent Auditor’s independence and objectivity at least once annually by (i) inquiring into matters such as all relationships between the Independent Auditors and the Company, and (ii) reviewing disclosures from the Independent Auditors regarding their independence as required by Independence Standards Board Standard No. 1.

4.	Review the experience and qualifications of the senior members of the Independent Auditors’ team.

5.	Review the annual audit plan of the Independent Auditors and evaluate such firm’s performance and adherence to the prior year’s plan.

6.	Following completion of the annual audit, review separately with the Independent Auditors and the Company’s management the effectiveness of the audit effort, significant findings and recommendations and any significant difficulties or disputes with management that occurred during the course of the audit and any restrictions on the scope of work or access to required information.

7.	Ascertain that the lead (or concurring) audit partner of any independent registered public accounting firm serving in the capacity as Independent Auditors maintains such position for no more than five fiscal years. In addition, ascertain that any partner of the Independent Auditors, other than the lead or concurring partner, serves no more than seven years at the partner level in connection with the audit of the Company’s financial statements.

8.	Consider with Company management the rationale for retaining audit firms other than the Independent Auditors.

9.	Review and approve a hiring policy for employees or former employees of the Independent Auditors. Such policy shall be in accordance with the rules of the SEC and PCAOB, with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the Independent Auditors’ function.

Internal Audit

1.	Review and concur in the appointment, replacement, reassignment or dismissal of the Chief Audit Executive of the Company (“CAE”).

2.	Review and approve the Internal Audit Charter annually.

3.	On a regular basis, meet separately with the CAE to discuss any matters that the Committee or the CAE believes should be discussed privately.

4.	Review with the CAE, Independent Auditors and the Chief Financial Officer of the Company (“CFO”) the audit scope and plans of the Internal Audit Department and the Independent Auditors. Oversee the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

5.	Review with the CAE and Company management:

a.	Significant findings on internal audits during the year and management’s responses thereto;

b.	Any difficulties the Internal Audit Department encountered in the course of internal audits, including any restrictions on the scope of work or access to required information;

c.	Changes required in the scope of the Internal Audit Department’s work;

d.	The Internal Audit Department’s budget, staffing, planning and effectiveness; and

e.	The performance of the CAE and the Internal Audit Department at least annually, including adherence to the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Audit.

Financial Reporting Processes, Accounting Policies, Enterprise Risk Management and Internal Control Structure

1.	Inquire of Company management, the CAE and the Independent Auditors about significant risks or exposures facing the Company; assess the steps management has taken, or proposes to take, to minimize such risks; review management’s progress regarding such steps; and periodically review the Company’s policies for assessing and managing risk.

2.	Review and discuss with management, the Independent Auditors and the CAE the Company’s year-end audited financial statements and related footnotes, and the opinion rendered by the Independent Auditors prior to filing or distribution.

3.	Review significant financial reports to be released to the public, or filed with the SEC, prior to such distribution or filing.

4.	Review with financial management and the Independent Auditors the Company’s earnings releases prior to their dissemination, including any pro forma, adjusted or non-GAAP financial information included therein, and to the extent there are significant accounting matters in a quarter, discuss such matters with the Independent Auditors.

5.	Review with the Independent Auditors:

a.	All critical accounting policies and practices used by the Company;

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of each alternative and the treatment preferred by the Company.

6.	Review all material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences.

7.	Review with management and the Independent Auditors the effect of any significant regulatory and accounting initiatives, as well as off-balance-sheet structures, if any.

8.	Review, approve or ratify any transactions with related persons required to be reported in the Company’s periodic reports with the SEC to determine if each such transaction (1) is in the best interests of the Company and its stockholders, and (2) is consistent with applicable legal or regulatory requirements.

9.	Review with management and the Independent Auditors:

a.	The Independent Auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting;

b.	Any significant changes required in the Independent Auditors’ audit plan;

c.	Matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication With Audit Committees (AICPA, Professional Standards, vol. 1, AU sec. 380), as amended, related to the conduct of the audit.

10.	Review Management’s Report on Internal Controls Over Financial Reporting and the Independent Auditors’ attestation as to management’s assertions, as required by Section 404 of the Sarbanes-Oxley Act.

11.	Review with the CAE and the Independent Auditors any significant findings and recommendations of the Independent Auditors and the Internal Audit Department, together with management’s responses thereto, with respect to the adequacy and effectiveness of the Company’s internal controls, including those relating to computerized information systems and security.

12.	Prepare any audit committee reports or other audit committee related disclosure, in filings with the SEC or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company’s Annual Stockholders Meeting Proxy Statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Independent Auditors disclosures regarding their independence required by Independence Standards Board Standard No. 1, and (iv) discussed with the Independent Auditors their independence. The Proxy Statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter. The Committee shall also ensure that the Company’s Annual Stockholders Meeting Proxy Statement discloses whether at least one member of the Committee has been determined to be an “audit committee financial expert,” as defined by the rules and regulations of the SEC.

13.	Periodically review with the Company’s legal counsel any matters that could have a significant impact on the Company’s financial statements, such as compliance with laws and regulation, litigation, and inquiries received from governmental agencies and regulators.

14.	Review and approve the appointment, replacement, reassignment, or dismissal of the Chief Financial Officer.

15.	Review with the Independent Auditors, Company management and representatives of the Internal Audit Department, any incidents of fraud, whether or not material, including any such items identified in sub-certifications submitted in connection with the filing of the Company’s periodic reports with the SEC.

Ethics, Sarbanes-Oxley Compliance and Risk Management

1.	Review with the CAE and the Company’s General Counsel the results of their review of the monitoring of compliance with the Company’s Code(s) of Conduct and/or Ethics.

2.	Maintain and monitor the Company’s procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and periodically review the same to determine if any improvements are necessary or desirable.

3.	Maintain and monitor the Company’s procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, and periodically review the same to determine if any improvements are necessary or desirable.

Other Responsibilities

1.	Conduct an annual review and reassessment of this Charter, and recommend any proposed changes to this Charter to the Board of Directors.

2.	Conduct executive sessions with the Independent Auditors, Chief Executive Officer, CFO, CAE, General Counsel, outside counsel, Controller and anyone else as desired by the Committee to ensure that information is adequately flowing to the Committee.

3.	Review the Committee’s effectiveness by performing an annual self-evaluation.

4.	Perform such other functions as required or assigned by law, the Company’s bylaws or the Board of Directors.

D. Meetings

The Committee shall meet at least four times per year, and each time the Company proposes to issue a press release with its quarterly or annual earnings information, or more frequently as circumstances may require. In certain circumstances, the Chairperson of the Committee may represent or act on behalf of the entire Committee. The Committee may ask members of management or others to attend the meetings and provide pertinent information, as necessary. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting.

E. Reports and Minutes

The Committee shall report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The Committee shall maintain minutes and other records of meetings and activities of the Committee, as appropriate under Delaware law.

F. Limitations

While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company’s management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Independent Auditors are responsible for auditing and attesting to the Company’s financial statements and understanding the Company’s system of internal control over financial reporting sufficient to plan and to determine the nature, timing and extent of audit procedures to be performed. The responsibility to plan and conduct audits is that of the Independent Auditors. In its oversight capacity, the Committee is neither intended nor equipped to guarantee with certainty to the full Board of Directors and stockholders the accuracy and quality of the Company’s financial statements and accounting practices. Nor is it the duty of the Committee to assure the Company’s compliance with laws and regulations. The primary responsibility for these matters also rests with the Company’s management. The Committee can do no more than rely upon information it receives questions and assesses in fulfilling its functions.

CAREER EDUCATION CORPORATION

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

01 - Dennis H. Chookaszian 04 - Thomas B. Lally 07 - Edward A. Snyder

For Against

02 - David W. Devonshire 05 - Steven H. Lesnik 08 - Leslie T. Thornton

For Against

03 - Patrick W. Gross

06 - Gary E. McCullough

For Against

2. Approval of the Career Education Corporation 2008 Incentive Compensation Plan.

For Against Abstain

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2008.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as the name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 0 1 6 7 5 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00VEMC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS FOR THE

2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2008

The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, Annual Report to Stockholders for the year ended December 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2007 are available at www.careered.com under “Annual Meeting Materials” in the “Investor Relations” section.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

CAREER EDUCATION CORPORATION

Proxy — CAREER EDUCATION CORPORATION

Proxy Solicited on Behalf of the Board of Directors For The Annual Meeting of Stockholders - May 13, 2008

The undersigned hereby appoints Jeffrey D. Ayers and Gail B. Rago, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Career Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 13, 2008, or at any adjournment or postponement thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Annual Meeting of Stockholders to be held on May 13, 2008, or at any adjournment or postponement thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal No. 1 and FOR Proposals Nos. 2 and 3, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)